STOCK PURCHASE AGREEMENT

                                  by and among

                                   ICOA, INC.,


                             WISE TECHNOLOGIES, INC.

                                       and

                     SHAREHOLDERS OF WISE TECHNOLOGIES, INC.

                           Dated as of April 20, 2005
















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                            STOCK PURCHASE AGREEMENT

                  This Stock Purchase Agreement (this "Agreement") is entered into as of April 20, 2005 by and among (i) ICOA, Inc., a Nevada corporation ("ICOA"), (ii) Wise Technologies, Inc., a Maryland corporation ("Wise") and
(iii) the shareholders of Wise listed in Exhibit F (together, "Sellers").

                                    RECITALS

                  A. Sellers collectively own an aggregate of 2,481,605 shares of the common stock, with par value of $0.01 per share, of Wise ("Wise Common Stock").

                  B. ICOA and Wise deem it advisable and in the best interests of their respective shareholders for ICOA to acquire all of the shares of Wise pursuant to the terms of this Agreement.

                  C. Under this Agreement, the shares of Wise will be converted into the right to receive consideration in accordance with the terms hereof.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

                  1.1 Defined Terms. As used herein, the terms below shall have the following meanings:

                  "Accountants" means Saggar, Lippman & Rosenberg, certified public accountants.

                  "Affiliate" of a Person means any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                   "Ancillary Agreements" means the Employment Agreements, Registration Rights and Shareholder Agreement and other agreements, certificates and documents required hereunder to consummate the Closing.

                  "Assets" means all of Wise's and its Subsidiaries' right, title and interest in and to the properties, assets and rights of any kind, whether tangible or intangible, real or personal.

                  "Balance Sheet" means the balance sheet of Wise as of the Balance Sheet Date.

                  "Balance Sheet Date" means September 30, 2004.

                  "Business" means the business of Wise and its Subsidiaries as conducted on the date hereof.

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                  "Closing" means the consummation of the transactions
contemplated by this Agreement on the Closing Date.

                  "Closing Date" means the date to be specified by ICOA and Wise, which shall be no later than the third business day following the satisfaction or waiver of all of the conditions set forth in Articles VI and VII hereof. It is the intent of the parties that the Closing Date be the date which is thirty days after the date hereof, or as promptly as practicable thereafter.

                  "Closing Place" means the offices of Sack, Harris & Martin, P.C., 8270 Greensboro Dr., Suite 810, McLean, VA 22102 or such other place as agreed to by the parties.

                  "Closing Stock Price" means the average closing asking price of ICOA Common Stock for the ten trading days immediately prior to the Closing Date.

                  "Code" means the Internal Revenue Code of 1986.

                  "Consents" means any and all licenses, permits, franchises, approvals, authorizations, consents or waivers from third parties (including governmental authorities and parties to the Contracts) that are (i) required for the consummation of the transactions contemplated by this Agreement or (ii) necessary or desirable in order that ICOA and Wise can conduct the Business after the Closing Date in the same manner as before the Closing Date.

                  "Contracts" means all agreements, contracts, leases, purchase orders, undertakings, covenants not to compete, employment agreements, confidentiality agreements, licenses, instruments, obligations and commitments to which Wise or any of its Subsidiaries is a party or by which Wise or any of its Subsidiaries or any Assets are bound, whether written or oral, express or implied.

                   "Court Order" means any judgment, decision, consent decree, injunction, ruling or order of any federal, state or local court or governmental agency, department or authority that is binding on any Person or its property under applicable law.

                  "Default" means (a) a breach of or default under any Contract,
(b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract.

                   "Effective Time" means the time on the Closing Date when the stock purchase shall become effective, which time shall be at 5:00 p.m., Eastern time, on the Closing Date, or such other date and time as the parties may agree in writing.

                   "Encumbrance" means any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof; provided, however, that Encumbrance shall not include the security interest and liens granted by Wise to ICOA pursuant to the Loan Agreement (as defined herein) or Second Loan Agreement (as defined herein).

                  "ERISA" means the Employee Retirement Income Security Act of 1974.

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                  "Financial Statements" means the Balance Sheet and related unaudited statements of income for the period ended on the Balance Sheet Date, all of which are attached as Schedule 1.1(a).

                  "Fixtures and Equipment" means all of the furniture, fixtures, furnishings, office equipment, development tools and equipment, lab equipment, database tapes, test tapes, test fixtures and equipment, computers and software (including any source or object codes therefor or documentation relating thereto and computer aided design equipment and software), and other tangible personal property owned by Wise or its Subsidiaries, wherever located and including any such Fixtures and Equipment in the possession of any of its respective suppliers or other vendors.

                   "Fully Diluted Common Stock Number" means the total number of shares of Wise Common Stock outstanding immediately prior to the Effective Time on a fully diluted basis, including (i) the exercise of all outstanding rights and warrants to acquire Wise Common Stock, regardless of restrictions on exercise or conversion and (ii) the conversion of all outstanding securities and notes convertible into Wise Common Stock.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the facts and circumstances on the date of determination.

                   "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

                  "ICOA Material Adverse Effect" or "ICOA Material Adverse Change" means any effect or change which has, or is reasonably likely to have, a material adverse effect on the condition (financial or other), business, results of operations, assets, liabilities, prospects or operations of ICOA.

                  "Immediate Payment" means a cash payment of $50,000

                  "Immediate Shares" means 40,000,000 shares of Common Stock of ICOA, $.01 par value per share ("ICOA Common Stock").

                  "Indemnifiable Amount" means those amounts for which the Shareholders, ICOA and the other indemnified Persons identified under Article X hereof are entitled to indemnity.

                  "Independent Contractor Agreement" means the Independent Contractor Agreement to be entered into between ICOA and G2 Enterprises, Incorporated, substantially in the form of Exhibit A hereto.

                  "Interim Financing" means a loan from Areather T. Murray to Wise in an amount not to exceed
$50,000.

                  "Inventory" means all merchandise owned and intended for resale and all raw materials, work in process, finished goods, wrapping, supply and packaging items and similar items, whether or not located on the premises, on consignment to a third party, or in transit or storage.

                  "Leases" means, with respect to any Person, all leases (including subleases, licenses, any occupancy agreement and any other agreement) of real or personal property, in each case to which such Person is a party,

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whether as lessor, lessee, guarantor or otherwise, or by which any of them or their respective properties or assets are bound, or which otherwise relate to the operation of their respective business.

                  "Liabilities" mean any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured, liquidated, unliquidated or otherwise, known or unknown.

                   "Major Shareholder" means Areather T. Murray, Gary S. Murray, Sr., Gary S. Murray, II, Human Vision LLC and Human Vision Technology Ventures, LLC.

                   "NDA" means that certain Non-Disclosure Agreement dated September 27, 2004 between Wise and ICOA.

                  "Note" means a promissory note in the face amount of $50,000, due sixty days after the Closing Date, bearing an interest rate of 0%, substantially in the form of Exhibit B hereto.

                  "Permits" mean all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, necessary for the conduct or operation of the Business or ownership of the Assets.

                  "Person" means any person or entity, whether an individual, trustee, corporation, limited liability company, general partnership, limited partnership, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

                  "Proprietary Rights" means all (a) U.S. and foreign patents, patent applications, patent disclosures and improvements thereto, including petty patents and utility models and applications therefor, (b) U.S. and foreign trademarks, service marks, trade dress, logos, trade names and corporate names and the goodwill associated therewith and registrations and applications for registration thereof, (c) U.S. and foreign copyrights and registrations and applications for registration thereof, (d) U.S. and foreign mask work rights and registrations and applications for registration thereof, (e) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, research and development information, software, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information), (f) copies and tangible embodiments thereof (in whatever form or medium) and (g) licenses granting any rights with respect to any of the foregoing.

                  "Registration Rights and Shareholder Agreement" means the Registration Rights and Shareholder Agreement, substantially in the form attached as Exhibit C hereto.

                  "Regulations" means any laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, binding agency guidelines, principles of law and orders of any foreign, federal, state or local government and any other governmental department or agency, including Environmental Laws, energy, motor vehicle safety, airport, aviation, public utility, zoning, building and health codes, occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

                  "Related Party" means any Seller, any of the officers and directors of Wise, any Affiliate of Wise or any Affiliate or immediate family member of a Seller or the respective officers and directors of any such

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Affiliate, or any Person in which any of Wise, any Seller or any Affiliate of any such Person or any immediate family member of a Seller has any direct or material indirect interest.

                  "Representative" means any officer, director, principal, attorney, agent, employee or other representative of any Person.

                  "SEC" means the Securities and Exchange Commission.

                   "Securities Act" means the Securities Act of 1933.

                  "Shareholders" means the holders of shares of capital stock of Wise on the Closing Date.

                   "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting and economic interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

                  "Tax Return" means any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

                  "Taxes" mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, license, net worth, payroll, franchise and transfer and recording, escheat/remittance or unclaimed property, or other tax of any kind whatsoever imposed by the Internal Revenue Service or any taxing authority (whether domestic or foreign, including any federal, state, county, local or foreign government or any subdivision or taxing agency thereof (including a U.S. possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.

                  "To the best knowledge" or "knowledge" of a party (or similar phrases) means to the extent of matters (i) which are actually known by such party or (ii) which, based on facts of which such party is aware, would be known to a reasonable Person in similar circumstances; provided, that "to the best knowledge of Wise" or "to the knowledge of Wise" means the extent of matters (i) which are actually known by Gary S. Murray II or Najib Kabbani (ii) which, based on facts of which Gary S. Murray II or Najib Kabbani is aware, would be known to a reasonable Person in similar circumstances.

                  "Wise Material Adverse Effect" or "Wise Material Adverse Change" means any effect or change which has, or is reasonably likely to have, a material adverse effect on the condition (financial or other), Business, results of operations, assets, liabilities, prospects or operations of Wise and its Subsidiaries taken as a whole; provided, however, that Wise and its Subsidiaries incurring losses from operating the Business in the ordinary course and consistent with past practice at a rate per site substantially similar to the

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losses incurred for the nine-month period ended September 30, 2004 shall not constitute a Wise Material Adverse Effect or Wise Material Adverse Change.

                  "Wise Options" means options to purchase Wise Common Stock granted by Wise prior to the date hereof or other rights to or with respect to options to acquire Wise Common Stock granted, awarded or earned pursuant to any agreement, arrangement or commitment entered into by Wise prior to the date hereof.

                  1.2 Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

                  Term                               Section
                  ----                               -------

                  Action                             3.17
                  Agreement                          Preamble
                  Benefit Arrangement                3.19(a)
                  Claim                              10.2(b)
                  Closing Statements                 7.17
                  Damage Threshold                   10.2(f)
                  Damages                            10.2
                  Diligence Date                     11.1(a)(ii)
                  Diligence Documents                11.1(a)(ii)
                  Dissenting Shares                  2.9
                  Employee Plans                     3.19(a)
                  Environmental Condition            3.30(a)
                  Environmental Laws                 3.30(a)
                  ERISA Affiliate                    3.19(a)
                  Exchange Act                       4.7
                  Exchange Agent                     2.6(a)
                  Expense Threshold                  11.8
                  Extended Diligence Date            11.1(a)(ii)
                  Hazardous Substance                3.30(a)
                  ICOA                               Preamble
                  ICOA Disclosure Schedule           Article IV
                  ICOA's Closing Certificate         6.1
                  JAMS                               10.3(f)
                  Leased Real Property               3.9(a)
                  Letter of Transmittal              2.4(a)
                  MGCL                               2.1
                  Multiemployer Plan                 3.19(a)
                  Offset Notice                      10.3(a)
                  Offset Shares                      10.3(a)
                  PBGC                               3.19(a)
                  Pension Plan                       3.19(a)
                  Personal Property                  3.9(b)
                  Proposed Acquisition Transaction   5.4(a)
                  Purchaser Representative           5.10
                  Release                            3.30(a)
                  SEC Documents                      4.7
                  Sellers                            Preamble

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                  Shareholder Representative         7.14
                  Stock Spreadsheet                  7.18
                  Welfare Plan                       3.19(a)
                  Wise                               Preamble
                  Wise Closing Certificates          7.1
                  Wise Disclosure Schedule           Article III
                  Wise Warrants                      3.2(b)


                  1.3 Interpretation Provisions.

                (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule and exhibit references are to this Agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. The term "or" is disjunctive but not necessarily exclusive. The terms "include" and "including" are not limiting and mean "including without limitation."

                (b) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

                (c) References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

                (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

                (e) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either party.

                (f) The schedules and exhibits to this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of the Agreement.

                                  ARTICLE II.
                              ACQUISITION OF SHARES

                  2.1 Directors and Officers. At the Effective Time, the directors and officers of Wise shall be as set forth on Schedule 2.1 hereto, each such director and officer to hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of Wise and applicable law.

                  2.2 Acquisition of Securities.

                (a) Acquisition of Wise Common Stock.As of the Effective Time, all shares of Wise Common Stock shall be exchanged for the right to receive, upon the surrender of such certificates, (i) certificates representing Immediate Shares of ICOA Common Stock, and cash in lieu of any fractional shares of ICOA Common Stock to the extent provided in Section 2.4(c) to be issued or paid in connection therefor upon surrender of such certificates in accordance with
Section 2.4, without interest.

                  2.3 Immediate Consideration

                (a) At the Effective Time, ICOA will deliver to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Wise Common Stock, their pro rata portion of the Fully Diluted Common Stock Number (as provided in Schedule 2.3(a)) of the Immediate Shares.

                (b) At the Effective Time, ICOA will waive the repayment of that certain Note, dated January 10, 2005 for $75,000 made by Wise in favor of ICOA.

                  2.4 Exchange of Certificates.

                (a) Exchange Agent and Procedures. Signature Stock Transfer, Inc., as exchange agent (the "Exchange Agent"), shall mail as promptly as practicable after the Effective Time to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Wise Common Stock (i) a letter of transmittal (the "Letter of Transmittal") and (ii) instructions for effecting the surrender of the certificates in exchange for certificates representing ICOA Common Stock. Upon surrender of a certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by ICOA, together with such Letter of Transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent or ICOA, the holder of such certificate shall be entitled to receive in exchange therefor, no later than five business days following the surrender of such certificate, a certificate representing that number of whole shares of ICOA Common Stock which such holder has the right to receive pursuant to the provisions of Section 2.3, and the certificate so surrendered shall forthwith be cancelled. In the event that any certificates representing shares of Wise Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the shareholder claiming such certificate to be lost, stolen or destroyed, ICOA shall issue in exchange for such lost, stolen or destroyed certificate the shares of ICOA Common Stock that such shareholder is entitled to receive pursuant to Section
2.3 hereof; provided, however, that ICOA may in its discretion and as a condition precedent to the issuance thereof, require such shareholder to provide ICOA with an indemnity agreement against any claim that may be made against ICOA with respect to the certificate alleged to have been lost, stolen or destroyed. The shares of ICOA Common Stock that each shareholder of Wise shall be entitled to receive pursuant to this Agreement shall be deemed to have been issued at the Effective Time. If the shares of ICOA Common Stock or cash in lieu of fractional shares, if any, (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate or certificates representing shares of Wise Common Stock surrendered in exchange therefor is registered, it shall be a condition to such exchange that the person requesting such exchange shall pay to ICOA any transfer or other taxes required by reason of the payment of the shares of ICOA Common Stock or cash in lieu of fractional shares, if any, to a person other than the registered holder of the certificate or certificates so surrendered, or shall establish to the satisfaction of ICOA that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither ICOA nor any other party hereto shall be liable to a holder of shares of Wise Common Stock for any shares of ICOA Common Stock or cash in lieu of fractional shares, if any, delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

                (b) Withholding. ICOA or the Exchange Agent will be entitled to deduct and withhold from cash paid in lieu of fractional shares, if any, to be delivered pursuant hereto such amounts as ICOA or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under
Section 3406 of the Code, relating to backup withholding. To the extent that amounts are so withheld, such amounts will be treated for all purposes of this Agreement as having been paid to the former holder of the Wise Common Stock in respect of whom such deduction and withholding were made by ICOA or the Exchange Agent.

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                (c) No Fractional Shares. No certificates or scrip representing fractional shares of ICOA Common Stock shall be issued by virtue of this Agreement, and no dividend, stock split or other distribution with respect to ICOA Common Stock shall relate to any such fractional interest, and any such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder.

                  2.5 Certificate Not Surrendered by Holders of Shares of Wise Common Stock. Each certificate which immediately prior to the Effective Time evidenced shares of Wise Common Stock shall, from and after the Effective Time until such certificate is surrendered to Surviving Corporation or the Exchange Agent, be deemed, for all corporate purposes, to evidence the right to receive the consideration per share provided for by Section 2.3. No interest shall be payable upon any consideration to be delivered pursuant to this Agreement.

                  2.6 No Transfers After the Effective Time. All shares of ICOA Common Stock issued upon the surrender of certificates representing shares of Wise Common Stock in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.4) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to shares of Wise Common Stock theretofore represented by such certificates, and after the Effective Time, there shall be no transfers of any shares of Wise Common Stock on the stock transfer books of Wise. If, after the Effective Time, certificates formerly representing shares of Wise Common Stock are presented to ICOA, they shall be canceled and exchanged for the consideration per share provided for by
Section 2.3, subject to applicable law in the case of Dissenting Shares.

                  2.7 Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, shares of Wise Common Stock issued and outstanding immediately prior to the Effective Time and held by a shareholder who has not voted in favor of this Agreement or consented thereto in writing and who has properly demanded dissenter's rights in accordance with MGCL ("Dissenting Shares"), shall not be converted into the right to receive the consideration as provided in Section 2.3, unless and until such holder fails to perfect or withdraws or otherwise loses his right to appraisal and payment under the MGCL, but shall from and after the Effective Time represent only the right to receive such consideration as may be determined to be due in accordance with MGCL. If, after the appraisal, any such holder fails to perfect or withdraws or loses his right to appraisal, then such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the consideration, if any, to which such holder is entitled. Wise shall give ICOA prompt notice of any demands received by Wise for appraisal of shares and, prior to the Effective Time, ICOA shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, Wise shall not, except with the prior written consent of ICOA, make any payments with respect to or settle or offer to settle, any such demands. Each holder of Dissenting Shares who becomes entitled to payment for such Dissenting Shares in accordance with MGCL shall receive payment therefor in accordance with MGCL.

                  2.8 Taking of Necessary Action; Further Action. Each of ICOA, Wise and Sellers shall take all such reasonable lawful action as may be necessary or appropriate in order to implement this Agreement. Wise agrees that if, at any time after the Effective Time, ICOA shall consider or be advised that any further deeds, assignments, or assurances are necessary or desirable to vest, perfect, or confirm in ICOA title to any property or rights of Wise, ICOA and its proper officers and directors may execute and deliver all such proper deeds, assignments, and assurances and do all other things necessary or desirable to vest, perfect or confirm title to such property or rights in ICOA and otherwise to carry out the purpose of this Agreement, in the name of Wise or otherwise.

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                  2.9 Wise Securities

                (a) Immediately prior to the Effective Time, each holder of a Wise Warrant shall exercise such warrant for shares of Wise Common Stock pursuant to the terms thereof. As of the Closing, no Wise Warrants shall be outstanding.

                (b) Immediately prior to the Effective Time, each holder of a Wise Option shall exercise such warrant for shares of Wise Common Stock pursuant to the terms thereof. As of the Closing, no Wise Option shall be outstanding.

                                  ARTICLE III.
             REPRESENTATIONS AND WARRANTIES OF AND WISE AND SELLERS

                  Except as otherwise set forth in a disclosure schedule (the "Wise Disclosure Schedule") referring specifically to the representations and warranties in this Agreement which identifies by section number the section to which such disclosure relates and which is delivered by Wise to ICOA prior to or simultaneous with the execution of this Agreement, Wise and each Seller severally, and not jointly, make the following representations and warranties to ICOA, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct and all of which representations and warranties have been and will be relied upon by ICOA in entering into this Agreement and consummating the transactions contemplated hereby.

                  3.1 Organization of Wise. Wise is a corporation duly organized, validly existing and duly authorized to transact business in the corporate form under the laws of the State of Maryland. Wise has full corporate power and authority to conduct the Business as it is presently being conducted and to own or lease, as applicable, its properties and the Assets. Wise and each of its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have an Wise Material Adverse Effect. Each jurisdiction in which Wise and its Subsidiaries are qualified to do business as a foreign corporation is set forth on Section 3.1 of the Wise Disclosure Schedule.

                  3.2 Capitalization of Wise.

                (a) As of the date of this Agreement, there are 3,000,000 shares of Wise Common Stock authorized under its Articles of Incorporation, 2,481,605 of which are issued and outstanding. Wise has no other stock authorized, issued or outstanding.

                (b) As of the date of this Agreement, Wise has outstanding warrants to acquire an aggregate of 102,000 shares of Wise Common Stock at an exercise price of $0.01 per share, (collectively, the "Wise Warrants"). Wise has provided ICOA true and complete copies of the Wise Warrants. Section 3.2(b) of the Wise Disclosure Schedule sets forth a complete and accurate list of the Wise Warrants, the exercise price per share and the number of shares subject to each Wise Warrant.

                (c) As of the date of this Agreement, Wise Options representing the right to purchase an aggregate of zero (0) shares of Wise Common Stock are outstanding.

                (d) Except for the Wise securities listed above and for this Agreement, there are no outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock

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

or other securities of Wise nor are there any other obligations on the part of Wise to issue any shares of capital stock or other securities.

                (e) All outstanding shares of Wise Common Stock are, and any shares of Wise Common Stock issued upon exercise or conversion, as the case may be, of any Wise Warrants or Wise Options will be, validly issued, fully paid and non-assessable and not subject to any preemptive rights created by statute, Wise's Articles of Incorporation or Bylaws or any Contract. The Wise securities have been or will be issued in compliance with all federal and state corporate and securities laws.

                (f) There is outstanding no vote, plan or pending proposal for any redemption of stock of Wise or merger or consolidation of Wise with or into any other entity.

                (g) The Stock Spreadsheet will be true and correct in all respects at and as of the Closing.

                  3.3 Hart-Scott-Rodino. Wise is its own ultimate parent entity as defined under the HSR Act. Wise is not a $10 million person as defined thereunder.

                  3.4 Authorization.

                (a) Subject to the approval of the requisite number of shares of
Wise Common Stock entitled to vote thereon in accordance with the MGCL and Wise's Articles of Incorporation, Wise has all necessary power and authority and has taken all corporate action necessary to enter into this Agreement, and the Ancillary Agreements to which it is a party and has taken all corporate action necessary to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements by Wise and the performance by Wise of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Wise. Upon such approval of the requisite number of shares of Wise Common Stock entitled to vote thereon in accordance with the MGCL and Wise's Articles of Incorporation, this Agreement will have been duly executed and delivered by Wise and will be a legal, valid and binding obligation of Wise, enforceable against Wise in accordance with its terms, except that enforceability may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors.

                (b) Each Seller has all necessary power and authority to enter into this Agreement and any Ancillary Agreements to which he is a party and has taken all action necessary to consummate the transactions contemplated hereby and thereby and to perform his obligations hereunder and thereunder. This Agreement has been duly executed by each Seller and this Agreement is, and upon execution and delivery, the Ancillary Agreements to which any Seller is a party, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except that enforceability may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors.

                  3.5 Officers and Directors. Section 3.5 of the Wise Disclosure Schedule contains a list of all the officers and directors of Wise.

                  3.6 Bank Accounts. Section 3.6 of the Wise Disclosure Schedule contains a list of all bank accounts, safe deposit boxes, and related powers of attorney of Wise and its Subsidiaries, and persons authorized to draw thereon or have access thereto. None of Wise or any of its Subsidiaries has outstanding powers of attorney except as contemplated above.

                                       11

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                  3.7 Subsidiaries, Etc.  Wise does not own or hold any equity interest of any kind in any Person.

                  3.8 Absence of Certain Changes or Events. Except as set forth in Section 3.8 of the Wise Disclosure Schedule, since the Balance Sheet Date there has not been any:

                (a) Wise Material Adverse Change;

                (b) failure to operate the Business in the ordinary course or failure to use commercially reasonable efforts to preserve the Business intact and to preserve for ICOA the continued services of employees and independent contractors and the goodwill of suppliers, customers, corporate accounts, strategic partners/sponsors, airport officials and administrators and others having business relations with Wise and its Subsidiaries and their Representatives;

                (c) resignation or termination of any officer or employee, or any increase in the rate of compensation payable or to become payable to any officer, employee or Representative of Wise or any of its Subsidiaries, including the making of any loan to, or the payment, grant or accrual of any bonus, incentive compensation, service award or other similar benefit to, any such Person, or the addition to, modification of, or contribution to any Employee Plan (as defined herein) other than the extension of coverage under such plan to others who became eligible after the Balance Sheet Date;

                (d) any payment, loan or advance of any amount to or in respect of, or the sale, transfer or lease of any properties or Assets to, or entering into of any Contract with, any Related Party, except compensation to employees at the rates disclosed pursuant to Section 3.18(d);

                (e) sale, assignment, license, transfer of any Assets, tangible or intangible, singly or in the aggregate, other than sales of products and services and licenses in the ordinary course of business and consistent with past practice;

                (f) accelerations, extensions, modifications, terminations or renewals of any Contracts, including any Contracts with airports;

                (g) actual or threatened termination of any material corporate or promotional/sponsorship account or group of accounts or actual or threatened material reduction in purchases or royalties payable by any such corporate or promotional/sponsorship account or, to the knowledge of Wise and Sellers, the occurrence of any event that is likely to result in any such termination or reduction;

                (h) disposition or lapsing of any Proprietary Rights of Wise or any of its Subsidiaries, in whole or in part or, to the knowledge of Wise and Sellers, any disclosure of any trade secret, process or know-how to any Person not an employee;

                (i) change in accounting methods or practices by Wise or any of its Subsidiaries;

                (j) revaluation by Wise of any of the Assets, including, without limitation, writing off notes or accounts receivable other than for which reserves have been established;

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                (k) damage, destruction or loss (whether or not covered by insurance) that has or would be reasonably likely to have a Wise Material Adverse Effect;

                (l) declaration, setting aside or payment of dividends or distributions in respect of any stock of Wise or any of its Subsidiaries or any redemption, purchase or other acquisition of any equity securities of Wise or any of its Subsidiaries;

                (m) issuance of, reservation for issuance by Wise or any of its Subsidiaries of, or commitment by Wise or any of its Subsidiaries or its directors or officers to issue or reserve for issuance, any shares of stock or other equity securities or obligations or securities convertible into or exchangeable for shares of stock or other equity securities (other than shares of Wise Common Stock issued upon exercise or conversion, as the case may be, of the Wise Securities described in Section 3.2);

                (n) increase, decrease or reclassification of the stock of Wise or any of its Subsidiaries;

                (o) amendment of the Articles of Incorporation or Bylaws of Wise or any of its Subsidiaries;

                (p) capital expenditure or execution of any lease or any incurring of liability therefor by Wise or any of its Subsidiaries, involving payments in excess of $25,000 in the aggregate;

                (q) delay or failure to pay any material obligation of Wise or any of its Subsidiaries;

                (r) cancellation of any indebtedness or waiver, compromise or release of any rights of Wise or any of its Subsidiaries involving more than $5,000;

                (s) indebtedness incurred by Wise or any of its Subsidiaries for borrowed money or any commitment to borrow money entered into by Wise or any its Subsidiaries, or any loans made or agreed to be made by Wise or any of its Subsidiaries, except in connection with the Interim Financing;

                (t) liability incurred by Wise or any of its Subsidiaries except in the ordinary course of business and consistent with past practice, or any increase or change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves, except in connection with the Interim Financing;

                (u) payment, discharge or satisfaction of any Liabilities of Wise or any of its Subsidiaries other than the payment, discharge or satisfaction (i) in the ordinary course of business and consistent with past practice of Liabilities reflected or reserved against in the Financial Statements or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date and (ii) of other Liabilities of Wise or any of its Subsidiaries involving $10,000 or less in the aggregate;

                (v) acquisition by Wise or any of its Subsidiaries of any equity interest in any other Person;

                (w) mortgage, pledge or encumbrance of any of the Assets of Wise or any of its Subsidiaries;

                (x) execution of any Contracts (or series of related Contracts) or any incurring of any liability therefor, except in the ordinary course of business and consistent with past practice; or

                (y) agreement by Wise or any of its Subsidiaries to do any of the foregoing.

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                  3.9 Title to Assets.

                (a) None of Wise or its Subsidiaries owns any improved or unimproved real property. Wise and its Subsidiaries have validly existing and enforceable leasehold, subleasehold or occupancy interests in all improved or unimproved real property leased by Wise and its Subsidiaries (the "Leased Real Property"), free and clear of all Encumbrances. Section 3.9(a) of the Wise Disclosure Schedule sets forth, as of the date hereof, a complete list of the Leased Real Property.

                (b) Wise and its Subsidiaries have good and marketable title or a valid right to use all of the all of the personal assets and personal properties that are necessary for the conduct of the Business (the "Personal Property"), free and clear of all Encumbrances. Wise has delivered to ICOA true and complete copies of all leases, subleases, rental agreements, contracts of sale, tenancies or licenses to which the Personal Property is subject. Section 3.9(b) of the Wise Disclosure Schedule sets forth, as of the date hereof, a complete list of all leased Personal Property.

                (c) To the knowledge of Wise and Sellers, there are no pending or threatened condemnation or similar proceedings against Wise or any of its Subsidiaries or, otherwise relating to any of the Leased Real Property or Personal Property and none of Wise or any of its Subsidiaries has received any written notice of the same.

                (d) Wise or its Subsidiaries, as the case may be, has in all material respects performed all obligations on its part required to have been performed with respect to (A) all assets (other than the Leases) leased by it or to it (whether as lessor or lessee), and (B) all Leases and there exists no material default or event which, with the giving of notice or lapse of time or both, would become a material default on the part of Wise or any of its Subsidiaries or to the knowledge of Wise, of any other party, under any Lease.

                (e) Each of the Leases is valid, binding and enforceable in accordance with its terms and is in full force and effect, and assuming all consents required by the terms thereof or applicable law have been obtained, the Leases will continue to be valid, binding and enforceable in accordance with their respective terms and in full force and effect immediately following the consummation of the transactions contemplated hereby. None of Wise or any of its Subsidiaries has received notice that any Lease that terminates within two years of the date hereof and which does not provide for a renewal term will not be renewed. There are no subleases, licenses, options, rights, concessions or other agreements or arrangements, written or oral, granting any Person the right to occupy the Leased Real Property or any portion thereof or interest therein.

                  3.10 Sufficiency of Assets. The Assets constitute all of the assets, rights and properties, tangible or intangible, real or personal, which are required for the operation of the Business as it is presently conducted.

                  3.11 Fixtures and Equipment. Section 3.11 of the Wise Disclosure Schedule contains accurate lists and summary descriptions of all Fixtures and Equipment as of September 30, 2004 where the value of an individual item exceeds $10,000 or where an aggregate of similar items exceeds $25,000. All tangible assets and properties which are part of the Assets are in good operating condition and repair, normal wear and tear excepted, and are usable in the ordinary course of Wise's business.

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

                  3.12 Contracts.

                (a) Disclosure. Section 3.12 of the Wise Disclosure Schedule sets forth a complete and accurate list of all Contracts of Wise and its Subsidiaries of the following categories:

                      (i) Contracts not made in the ordinary course of business;

                      (ii) Strategic partnership/sponsor and promotional agreements;

                      (iii) License agreements or royalty agreements, whether Wise or any of its Subsidiaries is the licensor or licensee thereunder, other than licenses in the nature of a lease of real property;

                      (iv) Confidentiality and non-disclosure agreements (whether Wise or any of its Subsidiaries is the beneficiary or the obligated party thereunder);

                      (v) Contracts under which a third-party is to make a payment to Wise or any of its Subsidiaries after the date hereof of $10,000 or more;

                      (vi) Contracts involving future expenditures or Liabilities, actual or potential, in excess of $10,000 after the date hereof or otherwise material to the Business or the Assets;

                      (vii) Contracts or commitments relating to commission arrangements with others;

                      (viii) Employment contracts, consulting contracts and severance agreements, including Contracts (A) to employ or terminate executive officers or other personnel and other contracts with present or former officers or directors of Wise or any of its Subsidiaries or (B) that will result in the payment by, or the creation of any Liability to pay on behalf of ICOA or Wise any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

                      (ix) Agreements which primarily relate to the obligation of Wise or any of its Subsidiaries to indemnify or hold harmless a third-party for losses or damages;

                      (x) Promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation for borrowed money, whether Wise or any of its Subsidiaries shall be the borrower, lender or guarantor thereunder;

                      (xi) Contracts containing covenants limiting the freedom of Wise or any officer, director, employee, Subsidiary or Affiliate of Wise, to engage in any line of business or compete with any Person that relates directly or indirectly to the Business;

                      (xii) Any Contract with the federal, state or local government or any agency or department thereof including, but not limited to, agencies and departments regulating airports;

                      (xiii) Any Contract with a Related Party;

                      (xiv) Leases and licenses of real or personal property, including, but not limited to, all such agreements with airports; and

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

                      (xv) Any other material Contract.

True, correct and complete copies of all of the Contracts listed on Section 3.12 of the Wise Disclosure Schedule, including all amendments and supplements thereto, have been made available to ICOA.

                (b) Absence of Defaults. All of the Contracts are valid, binding and enforceable in accordance with their terms and, except as listed on Section 3.12(b) of the Wise Disclosure Schedule, with no existing (or to the knowledge of Wise or any Seller, threatened) Default or dispute. None of Wise or any of its Subsidiaries is in default of any material provision of any Contract and each of Wise and its Subsidiaries, as the case may be, has taken all action necessary to enable it to fulfill when due, all of its material obligations under each of such Contracts. To the knowledge of Wise and Sellers, all parties to such Contracts have complied in all material respects with the provisions thereof, no party is in Default thereunder and no notice of any claim of Default has been given to Wise or any Seller. None of Wise or Sellers has any reason to believe that the products and services called for by any unfinished Contract cannot be supplied in accordance with the terms of such Contract, including time specifications. Except as set forth on Section 3.13 of the Wise Disclosure Schedule (List of Consents), no consent of any third party is required for the assignment of any Contract to ICOA.

                (c) Product Warranty. None of Wise or any of its Subsidiaries has committed any act, and there has been no omission, which may result in, and there has been no occurrence which may give rise to, product liability or Liability for breach of warranty (whether covered by insurance or not) on the part of Wise or any of its Subsidiaries, with respect to products designed, assembled, sold, repaired, maintained, delivered or installed or services rendered by Wise or any of its Subsidiaries prior to or on the Closing Date.

                  3.13 No Conflict or Violation; Consents. Except as disclosed in Section 3.13 of the Wise Disclosure Schedule, none of the execution, delivery or performance of this Agreement, any Ancillary Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by Wise or any Seller with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of its respective governing documents, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice or passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of its respective assets under, any material contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Wise or any of its Subsidiaries or any Seller is a party or by which any Wise or any of its Subsidiaries or any Seller is bound or to which any of its respective assets are subject, (c) violate any applicable Regulation or Court Order or (d) impose any Encumbrance on any Assets or the Business. Except for the approval of the shareholders of Wise as required by the MGCL and Wise's Articles of Incorporation, or as set forth on Section 3.13 of the Wise Disclosure Schedule (including consent of airport authorities), no notices to, declaration, filing or registration with, approvals or consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities, airports and parties to any contracts) are necessary to be made or obtained by Wise or any of its Subsidiaries or any Seller in connection with the execution, delivery or performance of this Agreement.

                  3.14 Permits. Section 3.14 of the Wise Disclosure Schedule sets forth a complete list of all Permits held by Wise and its Subsidiaries. Wise and its Subsidiaries have, and at all times have had, to the best knowledge of Wise and Sellers, all Permits required under any applicable Regulation in the operation of their respective businesses or in their ownership of the Assets,

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

and own or possess such Permits free and clear of all Encumbrances. None of Wise or any of its Subsidiaries is in material default, nor has Wise or any of its Subsidiaries or any Seller received any notice of any claim of default, with respect to any such Permit. Except as otherwise governed by law, all such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and, except as set forth on Section
3.14 of the Wise Disclosure Schedule, will not be adversely affected by the completion of the transactions contemplated by this Agreement or the Ancillary Agreements.

                  3.15 Financial Statements; Books and Records.

                (a) The Financial Statements are complete, are in accordance with the books and records of Wise, fairly present the Assets, Liabilities and financial condition and results of operations indicated thereby in accordance with GAAP consistently applied throughout the periods covered thereby.

                (b) Each of Wise and its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed with management's authorizations, (ii) transactions are recorded as necessary to permit preparation of Wise's or its Subsidiaries, as the case may be, financial statements in accordance with GAAP and to maintain accountability for assets, and (iii) access to assets is permitted only in accordance with management's authorization.

                (c) The books and records of Wise and each of its Subsidiaries, in reasonable detail, accurately and fairly reflect the activities of Wise or its Subsidiaries, as the case may be, and the Business and have been made available to ICOA for its inspection.

                (d) None of Wise or any of its Subsidiaries has engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts or funds which have been and are reflected in the normally maintained books and records of Wise and its Subsidiaries.

                (e) The stock records and minute books of Wise and its Subsidiaries heretofore made available to ICOA fully reflect all minutes of meetings, resolutions and other actions and proceedings of the shareholders and board of directors and all committees thereof of Wise and its Subsidiaries, all issuances, transfers and redemptions of the capital stock of Wise and its Subsidiaries of which Wise or Sellers are aware and contain true, correct and complete copies of the Articles of Incorporation and Bylaws and all amendments thereto of Wise and its Subsidiaries through the date hereof.

                  3.16 Liabilities. None of Wise or its Subsidiaries has any Liabilities or obligations (absolute, accrued, contingent or otherwise) except
(i) liabilities which are reflected and properly reserved against in the Financial Statements, (ii) liabilities incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date and
(iii) liabilities arising under the Contracts (other than obligations which are required to be reflected on a balance sheet prepared in accordance with GAAP) set forth on Section 3.12 of the Wise Disclosure Schedule.

                  3.17 Litigation. There is no action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, investigation or dispute (collectively, "Actions") pending or, to the knowledge of Wise or Sellers, threatened or anticipated (i) against, relating to or affecting Wise or any of its Subsidiaries, any of the Assets or any of the officers and directors of Wise or any of its Subsidiaries as such, (ii) which seek to enjoin or obtain damages in respect of the transactions contemplated hereby or by the Ancillary Agreements or (iii) with respect to which there is a reasonable likelihood of a determination which would prevent Wise or any Seller from consummating the transactions contemplated hereby and by the Ancillary

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

Agreements. Except as specified in the Wise Disclosure Schedule, there are presently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against or affecting Wise or its Business, any of its Subsidiaries or any of the Assets. Section 3.17 of the Wise Disclosure Schedule contains a complete and accurate description of all Actions since September 4, 2001 to which Wise or any of its Subsidiaries has been a party or which related to any of the Assets or the officers or directors of Wise or any of its Subsidiaries as such, other than Actions brought by Wise or any of its Subsidiaries for collection of monies owed in the ordinary course of business.

                  3.18 Labor Matters.

                (a) None of Wise or any of its Subsidiaries is a party to any labor agreement with respect to its employees with any labor organization, group or association and has not experienced any attempt by organized labor or its representatives to make Wise or any of its Subsidiaries conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of Wise or any of its Subsidiaries. There is no unfair labor practice charge or complaint against Wise or any of its Subsidiaries pending before the National Labor Relations Board or any other governmental agency arising out of the activities of Wise or any of its Subsidiaries; and Wise and Sellers have no knowledge of any facts or information which would give rise thereto; there is no labor strike or labor disturbance pending or, to the knowledge of Wise or Sellers, threatened against Wise or any of its Subsidiaries nor is any grievance currently being asserted against it; and none of Wise or any of its Subsidiaries has experienced a work stoppage or other labor difficulty. There are no material controversies pending or, to the knowledge of Wise and Sellers, threatened between Wise or any of its Subsidiaries and any of their employees.

                (b) Wise and its Subsidiaries are in material compliance with all applicable Regulations respecting employment practices, terms and conditions of employment, wages and hours, equal employment opportunity, and the payment of social security and similar taxes, and is not engaged in any unfair labor practice. None of Wise or any of its Subsidiaries is liable for any claims for past due wages or any penalties for failure to comply with any of the foregoing.

                (c) None of Wise or any of its Subsidiaries has entered into any severance or similar arrangement in respect of any present or former employee that will result in any obligation (absolute or contingent) of ICOA or Wise or any of its Subsidiaries to make any payment to any present or former employee following termination of employment. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in the acceleration or vesting of any other rights of any Person to benefits under any Employee Plans.

                (d) Wise has provided ICOA with a list of the names of all present employees of Wise and its Subsidiaries and their current salary or hourly wages and other compensation payable by Wise or any of its Subsidiaries. Except as set forth in Section 3.18(d) of the Wise Disclosure Schedule, and except as provided by law, the employment of all persons presently employed or retained by Wise and its Subsidiaries is terminable at will, at any time and without advance notice.

                  3.19 Employee Benefit Plans.

                (a) Definitions. The following terms, when used in this Section 3.19, shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

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

                  (i) "Benefit Arrangement" means any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including any "voluntary employees' beneficiary association" as defined in
Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (B) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by Wise or an ERISA Affiliate or under which Wise or any ERISA Affiliate may incur any liability, and (C) covers any employee or former employee of Wise or any ERISA Affiliate (with respect to their relationship with such entities).

                  (ii) "Employee Plans" means all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

                  (iii) "ERISA Affiliate" means any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with or under "common control" with Wise, as defined in Section 414(b) or (c) of the . Code.

                  (iv) "Multiemployer Plan" means any "multiemployer plan," as defined in Section 4001(a)(3) of ERISA, (A) which Wise, or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which Wise or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of Wise or any ERISA Affiliate (with respect to their relationship with such entities).

                  (v) "PBGC" means the Pension Benefit Guaranty Corporation.

                  (vi) "Pension Plan" means any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) (A) which Wise or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which Wise or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of Wise or any ERISA Affiliate (with respect to their relationship with such entities).

                  (vii) "Welfare Plan" means any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, (A) which Wise or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which Wise or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of Wise or any ERISA Affiliate (with respect to their relationship with such entities).

                (b) Disclosure; Delivery of Copies of Relevant Documents and Other Information. Section 3.19 of the Wise Disclosure Schedule contains a complete list of Employee Plans which cover or have covered employees of Wise or a Subsidiary (with respect to their relationship with such entities). To the extent applicable, true and complete copies of each of the following documents have been delivered by Wise to ICOA: (i) each Welfare Plan and Pension Plan (and, if applicable, related trust agreements) and all amendments thereto, all written interpretations thereof by Wise and written descriptions thereof by Wise which have been distributed by Wise or a Subsidiary to the employees of Wise or

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its Subsidiaries and all annuity  contracts or other funding  instruments,  (ii)
each Benefit Arrangement including written interpretations thereof by Wise and written descriptions thereof by Wise which have been distributed by Wise or a Subsidiary to Wise's employees (including descriptions of the number and level of employees covered thereby) and a complete description of any such Benefit Arrangement which is not in writing, (iii) the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan, (iv) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan, (v) a description of complete age, salary, service and related data as of the last day of the last plan year for employees and former employees of Wise and each Subsidiary, and (vi) a description setting forth the amount of any liability of Wise as of the Closing Date for payments more than 30 days past due with respect to each Welfare Plan.

                (c) Representations.

                  (i) Pension Plans. No Pension Plan is subject to the minimum funding requirements of ERISA or the Code. Each Pension Plan, each related trust agreement, annuity contract or other funding instrument that is intended to be qualified and tax-exempt under the provisions of Code Section 401(a) (or 403(a), as appropriate) and 501(a) has received a favorable IRS determination letter to that effect, and to Wise's and Seller's knowledge, nothing has occurred since the date of the latest IRS determination letter that would adversely affect such qualified and tax exempt status.

                  (ii) Multiemployer Plans. Neither Wise nor any ERISA Affiliate contributes to, or within the past six years has been obligated to contribute to, any Multiemployer Plan.

                  (iii) Welfare Plans. None of Wise, any ERISA Affiliate or any Welfare Plan has any present or future obligation to make any payment to or with respect to any present or former employee of Wise or any ERISA Affiliate pursuant to any retiree medical benefit plan, or other retiree Welfare Plan, and no condition exists which would prevent Wise from amending or terminating any such benefit plan or Welfare Plan.

                  (iv) Compliance with Law. Each Pension Plan and each related trust agreement, annuity contract or other funding instrument is qualified and tax-exempt under the provisions of Code Sections 401(a) (or 403(a), as appropriate) and 501(a) and has been so qualified during the period from its adoption to date. Each Welfare Plan which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in material compliance with provisions of Part 6 of Title I of ERISA and Sections 162(k) and 4980B of the Code at all times.

                  (v) Benefit Arrangements. Each Benefit Arrangement which covers or has covered employees or former employees of Wise or a Subsidiary (with respect to their relationship with such entities) has been maintained in material compliance with its terms and with the requirements prescribed by any and all Regulations which are applicable to such Benefit Arrangement, including the Code.

                  (vi) Unrelated Business Taxable Income. No Employee Plan (or trust or other funding vehicle pursuant thereto) is subject to any Tax under Code Section 511.

                  (vii) Deductibility of Payments. There is no Contract covering any employee or former employee of Wise or a Subsidiary (with respect to their relationship with such entities) that, individually or collectively, provides for the payment by Wise of any amount (i) that is not deductible under Section 162(a)(1) or 404 of the Code or (ii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

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                  (viii) Fiduciary Duties and Prohibited Transactions. To the knowledge of Wise and Sellers, neither Wise nor any plan fiduciary of any Welfare Plan or Pension Plan which covers or has covered employees or former employees of Wise or any ERISA Affiliate, has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under
Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code.

                  (ix) No Amendments. Neither Wise nor any ERISA Affiliate has any announced plan or legally binding commitment to create any additional Employee Plans or to amend or modify any existing Employee Plan.

                  (x) Certain Contracts. None of the Employee Plans holds any interest in any annuity contract, guaranteed investment contract or any other investment contract which is issued by an insurance company which is the subject of bankruptcy, receivership or conservatorship proceedings.

                  (xi) No Acceleration of Rights or Benefits. Neither the execution and delivery of this Agreement or the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby will result in the acceleration or creation of any rights of any person to benefits under any of the Employee Plans, including but not limited to the acceleration of the exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the creation of rights under any severance, parachute or change of control agreement.

                  (xii) No Other Material Liability. No event has occurred in connection with which Wise or any ERISA Affiliate or any Employee Plan, directly or indirectly, could be subject to any material liability (i) under any Regulation or governmental order relating to any Employee Plans or (ii) pursuant to any obligation of Wise or any Subsidiary to indemnify any Person against liability incurred under, any such Regulation or order as they relate to the Employee Plans.

                  3.20 Transactions with Related Parties and Shareholders. Except for compensation arrangements in the ordinary course of business and consistent with past practice or as disclosed on Section 3.20 of the Wise Disclosure Schedule, no Related Party has (a) borrowed from or loaned to Wise or any of its Subsidiaries any money or other property which has not been repaid or returned, (b) any contractual or other claims, express or implied, of any kind whatsoever against Wise or any of its Subsidiaries or (c) had any interest in any property or assets used by Wise or any of its Subsidiaries. None of Wise or any of its Subsidiaries has any contracts or agreements with any shareholder except as set forth on Section 3.20 of the Wise Disclosure Schedule.

                  3.21 Compliance with Law. Each of Wise and its Subsidiaries has conducted its business in material compliance with all applicable Regulations and Court Orders. Neither Wise nor any Seller has received any notice to the effect that, or has otherwise been advised (including, with regard to SEC Regulations, the advice of counsel) that, Wise or any of its Subsidiaries is not in compliance with any Regulations or Court Orders, and none of Wise or Sellers are aware of any existing circumstances that are likely to result in any material violation of any of the foregoing.

                  3.22 Intellectual Property.

                (a) General. Section 3.22 of the Wise Disclosure Schedule sets forth with respect to the Proprietary Rights of Wise and its Subsidiaries: (i) for each patent and patent application, including petty patents and utility models and applications therefor, as applicable, the number, normal expiration date, title and priority information for each country in which such patent has been issued, or, the application number, date of filing, title and priority information for each country, (ii) for each trademark, tradename or service mark claimed by Wise or any of its Subsidiaries, whether or not registered, the date first used, the application serial number or registration number, the class of goods covered, the nature of the goods or services, the countries in which the names or mark is used and the expiration date for each country in which a trademark has been registered, (iii) for each copyright for which registration has been sought, whether or not registered, the date of creation and first publication of the work, the number and date of registration for each country in which a copyright application has been registered, (iv) for each mask work, whether or not registered, the date of first commercial exploitation and if registered, the registration number and date of registration and (v) all such Proprietary Rights in the form of licenses. True and correct copies of all Proprietary Rights (including all pending applications and application related documents and materials) owned, controlled or used by or on behalf of Wise or any of its Subsidiaries or in which Wise or any of its Subsidiaries has any interest whatsoever have been provided or made available to ICOA.

                (b) Adequacy. The Proprietary Rights of Wise and its Subsidiaries are all those necessary for the normal conduct of the Business as presently conducted and as presently contemplated, except as set forth in
Section 3.22(b) of the Wise Disclosure Schedule.

                (c) Royalties and Licenses. None of Wise or any of its Subsidiaries has any obligation to compensate any Person for the use of any of its Proprietary Rights nor has Wise or any of its Subsidiaries granted to any Person any license, option or other rights to use in any manner any of its Proprietary Rights, whether requiring the payment of royalties or not, except as set forth in Section 3.22(c) of the Wise Disclosure Schedule.

                (d) Ownership. Each of Wise and its Subsidiaries owns or has a valid right to use its Proprietary Rights, and such Proprietary Rights will not cease to be valid rights of Wise or any of its Subsidiaries, as the case may be, by reason of the execution, delivery and performance of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby. None of Wise or any of its Subsidiaries has any patents.

                (e) Absence of Claims. Except as set forth in Section 3.22(e) of the Wise Disclosure Schedule, none of Wise or any of its Subsidiaries or any Seller has received any notice of (A) alleged invalidity with respect to any of the Proprietary Rights of Wise or any of its Subsidiaries or (B) alleged infringement of any rights of others due to any activity by Wise or any of its Subsidiaries. Wise's and its Subsidiaries' use of its Proprietary Rights in its past, current and, to the best knowledge of Wise or Sellers, planned products do not and would not infringe upon or otherwise violate the valid rights of any third party anywhere in the United States of America. Except as set forth in
Section 3.22(e) of the Wise Disclosure Schedule, no other Person (i) has notified Wise or any Seller that it is claiming any ownership of or right to use any of the Proprietary Rights of Wise or any of its Subsidiaries or (ii) to the best knowledge of Wise and Sellers, is infringing upon any such Proprietary Rights in any way.

                (f) Protection of Proprietary Rights. Except as set forth on
Section 3.22(f) of the Wise Disclosure Schedule, each of Wise and its Subsidiaries has taken reasonable and prudent steps to protect its Proprietary Rights from infringement by any other Person. Except as set forth on Section

3.22(f) of the Wise Disclosure Schedule, each of Wise and its Subsidiaries has taken all appropriate actions and made all applications and filings pursuant to applicable laws to perfect or protect its interest in its Proprietary Rights. All of the pending applications for the Proprietary Rights of Wise and its Subsidiaries have been duly filed and all other actions to protect such Proprietary Rights have been taken. Except as set forth on Section 3.22(f) of the Wise Disclosure Schedule, each of Wise and its Subsidiaries has taken all reasonable steps necessary or appropriate (including, entering into appropriate confidentiality and nondisclosure agreements with officers, directors, subcontractors, independent contractors, full-time and part-time employees, licensees and customers in connection with the Assets or the Business) to safeguard and maintain the secrecy and confidentiality of, and the proprietary rights in, the Proprietary Rights material to the Business.

                  3.23 Tax Matters.

                (a) Filing of Tax Returns. Each of Wise and its Subsidiaries has timely filed or filed timely extension requests with the appropriate taxing authorities all Tax Returns in respect of Taxes required to be filed. The Tax Returns filed are complete and accurate in all material respects. Except as specified in Section 3.23 of the Wise Disclosure Schedule, none of Wise or any of its Subsidiaries has requested any extension of time within which to file Tax Returns in respect of any Taxes. Wise has delivered to ICOA complete and accurate copies of the federal, state and local Tax Returns for Wise and its Subsidiaries for the years ended 2001, 2002 and 2003.

                (b) Payment of Taxes. All Taxes in respect of periods beginning before the Closing Date have been timely paid or an adequate reserve has been established therefor, as set forth in Section 3.23 of the Wise Disclosure Schedule or the Financial Statements, and none of Wise or any of its Subsidiaries has any material Liability for Taxes in excess of the amounts so paid or reserves so established. All Taxes that Wise or any of its Subsidiaries is required by law to withhold or collect have been duly withheld or collected and have been timely paid over to the appropriate governmental authorities to the extent due and payable.

                (c) Audits, Investigations or Claims. No deficiencies for Taxes of Wise or any of its Subsidiaries have been claimed, proposed or assessed in writing delivered to Wise by any taxing or other governmental authority. There are no pending or, to the knowledge of Wise and Sellers, threatened audits, assessments or other Actions for or relating to any Liability in respect of Taxes of Wise or any of its Subsidiaries, none of Wise or any of its Subsidiaries has received written notice from governmental authorities with respect to Taxes that are likely to result in additional Liability in respect of Taxes of Wise or any of its Subsidiaries and there are no matters under discussion with any governmental authorities with respect to Taxes that are likely to result in an additional Liability for Taxes. Audits of federal, state and local Tax Returns by the relevant taxing authorities have been completed for the periods set forth on Section 3.23 of the Wise Disclosure Schedule, except as set forth in such Schedule, neither Wise nor any Seller has been notified that any taxing authority intends to audit a Tax Return for any other period. No extension of a statute of limitations relating to Taxes is in effect with respect to Wise or any of its Subsidiaries.

                (d) Lien. There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) on the Assets.

                (e) Tax Elections. All material elections with respect to Taxes affecting Wise and its Subsidiaries as of the date hereof that are required to be set forth on the latest Tax Returns of Wise or its Subsidiaries, as the case may be, are set forth on the latest Tax Returns of Wise and its Subsidiaries.
None of Wise or any of its  Subsidiaries  (i) has made  nor  will  make a deemed

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dividend election under Reg. ss.  1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code; (ii) has consented at any time under Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of the assets of Wise or any of its Subsidiaries; (iii) has agreed, nor is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (iv) has made an election, nor is required, to treat any asset of Wise or any of its Subsidiaries as owned by another Person pursuant to the provisions of Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; and (v) has not made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local Tax provision.

                (f) Prior Affiliated Groups. None of Wise or any of its Subsidiaries has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code and none of Wise or any of its Subsidiaries has liability for the Taxes of any other entity under Reg. ss. 1.1502-6 of the Code or any other provision of federal, state, local or foreign law.

                (g) Tax Sharing Agreements. There are no Tax-sharing agreements or similar arrangements (including indemnity arrangements) with respect to or involving Wise or any of its Subsidiaries, and, after the Closing Date, none of Wise or any of its Subsidiaries shall be bound by any such Tax-sharing agreements or similar arrangements (entered into prior to the Closing) or have any Liability thereunder for amounts due in respect of periods prior to or after the Closing Date.

                (h) Partnerships. None of Wise or any of its Subsidiaries is subject to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for federal income tax purposes. None of Wise or any of its Subsidiaries is a successor to any other Person by way of merger, reorganization or similar transaction.

                (i) Foreign Person. The Wise Common Stock is not a United States Real Property Interest as defined in Section 897(c) of the Code.

                (j) No Withholding. The transaction contemplated herein is not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

                (k) Excess Parachute Payments; Section 162(m) of the Code. None of Wise or any of its Subsidiaries is a party to any agreement, contract, arrangement or plan (other than the Employment Agreements and the Non-Compete Agreements) that has resulted or could result as a result of the transactions contemplated hereby, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code or which, without regard to (i) payments in respect of Old Wise Options or (ii) payments or rights which may be awarded after the Effective Date, would result in a disallowed deduction under Section 162(m) of the Code.

                (l) Other Tax Matters. None of the assets of Wise or any of its Subsidiaries directly or indirectly secures any debt the interest on which is Tax-exempt under Section 103(a) of the Code. None of the assets of Wise or any of its Subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the Code. None of Wise or any of its Subsidiaries has participated in, nor is it participating in, an international boycott within the meaning of
Section 999 of the Code. None of Wise or any of its Subsidiaries has ever had and does not have a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country.

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                  3.24 Insurance. Section 3.24 of the Wise Disclosure Schedule
contains a complete and accurate list of all policies or binders of insurance (showing as to each policy or binder the name and address of the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided and any pending claims thereunder) of which Wise or any of its Subsidiaries is the owner, insured or beneficiary. Each of such policies and binders is in full force and effect, provides coverage as may be required by all material Regulations to which Wise or any of its Subsidiaries is subject and insures Wise and its Subsidiaries in such amounts as are sufficient to provide reasonable protection for the businesses of Wise and its Subsidiaries. None of Wise or any of its Subsidiaries is in default under any of such policies or binders, and none of Wise or its Subsidiaries has failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion. There are no facts known to Wise or Sellers upon which an insurer might be justified in reducing or denying coverage or increasing premiums on existing policies or binders. There are no outstanding unpaid claims under any such policies or binders.

                  3.25 Accounts Receivable. The accounts and notes receivable reflected in the Balance Sheet, and all accounts receivable arising since the Balance Sheet Date, represent bona fide claims against debtors for sales, services performed or other charges arising on or before the date of recording thereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders or Contracts. To the knowledge of Wise and Sellers, all such receivables are fully collectible in the ordinary course of business within three months except to the extent of an amount not in excess of the reserve for doubtful accounts reflected on the Balance Sheet and additions to such reserves as reflected on the books and records of Wise.

                3.26 Inventory. The value at which the Inventory is shown on the Balance Sheet has been determined in accordance with the normal valuation policy of Wise, consistently applied and in accordance with GAAP. The Inventory (and the specific items acquired subsequent to the Balance Sheet Date) consists only of items of quality and quantity commercially usable and salable in the ordinary course of business, except for any items of obsolete material or material below standard quality, all of which have been written down to realizable market value, or for which adequate reserves have been provided, and the present quantity of all Inventory is reasonable in the present circumstances of the Business. Section 3.26 of the Wise Disclosure Schedule contains a complete and accurate list of all Inventory as of the Balance Sheet Date and the addresses at which the Inventory is located.

                3.27 Purchase Commitments and Outstanding Bids. As of the date of this Agreement, the aggregate of all accepted and unfulfilled orders for the sale of Inventory and the performance of services entered into by Wise and its Subsidiaries does not exceed $20,000, and the aggregate of all Contracts for the purchase of supplies by Wise and its Subsidiaries does not exceed $20,000, all of which orders and Contracts were made in the ordinary course of business and consistent with past practice. There are no claims against Wise or any of its Subsidiaries to return in excess of an aggregate of $5,000 of merchandise by reason of alleged overshipments, defective merchandise or otherwise, or of merchandise in the hands of customers under a written agreement that such merchandise would be returnable. Section 3.27 of the Wise Disclosure Schedule contains a complete and accurate list of all outstanding leases which Wise and its Subsidiaries are currently negotiating, including the location of the property of each such lease and the proposed rent under each such lease. To the knowledge of Wise and Sellers, the terms of the leases listed on Section 3.27 of the Wise Disclosure Schedule do not contain terms and conditions that are materially more onerous than those usual and customary in Wise's business.

                  3.28 Payments. None of Wise or any of its Subsidiaries or any of the Representatives of Wise or any of its Subsidiaries acting on the behalf of Wise or any of its Subsidiaries have, directly or indirectly, paid or delivered any fee, commission or other sum of money or property, however

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characterized,  to any finder, agent, government official or other party, in the
U.S. or any other country which either Wise or any Seller knows or has reason to believe to have been illegal under any federal, state or local laws of the U.S. or any other country having jurisdiction. None of Wise or any of its Subsidiaries or any of the Representatives of Wise or any of its Subsidiaries acting on the behalf of Wise or any of its Subsidiaries have accepted or received any unlawful contributions, payments, gifts or expenditures. None of Wise or any of its Subsidiaries has participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers and has at all times done business in an open and ethical manner.

                  3.29 Customers and Suppliers.

                (a) Section 3.29 of the Wise Disclosure Schedule sets forth a complete and accurate list of the names and addresses of (i) the ten locations which generated for Wise and its Subsidiaries the greatest revenues during calendar year 2004, showing the approximate total revenues in dollars from each such location during such year; (ii) the ten strategic partners/sponsors who generated for Wise and its Subsidiaries the greatest revenues during calendar year 2004, showing the approximate total revenues in dollars from each such strategic partner/sponsor during such year; and (iii) suppliers with sales to Wise and its Subsidiaries greater than $10,000 during calendar year 2004, showing the approximate total purchases in dollars by Wise or its Subsidiaries from each such supplier during such year. Since the Balance Sheet Date, to the knowledge of Wise and Sellers, there has been no adverse change in any material respect in the business relationship of Wise or any of its Subsidiaries with any location owner, strategic partner/sponsor or supplier named on the Wise Disclosure Schedule. None of Wise or any of its Subsidiaries has received any written communication from any airport administration, strategic partner/sponsor or supplier named on the Wise Disclosure Schedule of any intention to terminate or materially reduce services from or supplies to Wise or any of its Subsidiaries.

                  3.30 Environmental Matters.

                (a) Definitions. The following terms, when used in this Section 3.30, shall have the following meanings:

                      (i) "Wise" for purposes of this Section 3.30 includes (A) all affiliates of Wise, (B) all partnerships, joint ventures and other business entities or organizations in which Wise was at any time or is a partner, joint venturer, member or participant and (C) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the obligations of which have been assumed by Wise or to which Wise has succeeded or substantially all of the assets of which have been acquired by Wise or to which Wise has succeeded.

                      (ii) "Release" means and includes any spilling, leaking,
pumping,  pouring,  emitting,  emptying,   discharging,   injecting,   escaping,
leaching, dumping or disposing into the environment or the workplace of any Hazardous Substance, and otherwise as defined in any Environmental Law.

                      (iii) "Hazardous Substance" means any pollutants, contaminants, chemicals, waste and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical or chemical compound or hazardous substance, material or waste, whether solid, liquid or gas, including any quantity of asbestos in any form, urea formaldehyde, PCB's, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or

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by-products or derivatives,  radioactive  substance,  waste waters,  sludges and slag, in each case, in such form or in such concentrations so as to be subject to regulation or control or required remediation under any Environmental Law.

                      (iv) "Environmental Laws" mean all Regulations in effect on the date hereof that require the protection or clean-up of the environment, or which regulate or control the use, treatment, storage, transportation, generation, manufacture, processing, distribution, handling or disposal of, or emission, discharge or other Release or threatened Release of, Hazardous Substances, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons, including protection of the health and safety of employees. Environmental Laws include the Federal Water Pollution Control Act, Resource Conservation & Recovery Act, Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Hazardous Materials Transportation Act and all analogous federal, state or local Regulations.

                      (v) "Environmental Conditions" mean the Release of any Hazardous Substance (whether or not such Release constituted at the time thereof a violation of any Environmental Law) as a result of which Wise has or may reasonably be expected to become liable to any Person or by reason of which any of the Assets may suffer or be subjected to any Encumbrance.

                (b) Notice of Violation. Neither Wise nor any Seller has received any notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, (i) any Release or threatened Release by Wise of any Hazardous Substance at any location or (ii) an alleged violation of or non-compliance by Wise with the conditions of any Permit required under any Environmental Law or the provisions of any Environmental Law. Neither Wise nor any Seller has received any notice of any other claim, demand or Action by any Person alleging any actual or threatened injury or damage to any Person, property, natural resource or the environment arising from or relating to any Release or threatened Release by Wise of any Hazardous Substances.

                (c) Environmental Conditions. To the best knowledge of Wise and Sellers, there are no present or past Environmental Conditions caused by Wise, or in any way relating to the Business or the Assets.

                (d) Notices, Warnings and Records. Wise has given all notices and warnings, made all reports, and has kept and maintained all records required by and is in material compliance with all Environmental Laws.

                  3.31 Brokers; Transaction Costs. None of Wise or any of its Subsidiaries or any Seller has entered into and will not enter into any contract, agreement, arrangement or understanding with any Person which will result in the obligation of ICOA or Wise or any of its Subsidiaries to pay any finder's fee, legal or accounting fees, brokerage commission or similar payment in connection with the transactions contemplated hereby. Except as set forth in
Section 11.8, neither Wise nor ICOA shall be liable for any costs or expenses pertaining to any finder's fees, legal or accounting fees, brokerage commission or similar payment incurred by or on behalf of Sellers as a result of the consummation of the transactions contemplated hereby.

                  3.32 No Other Agreements to Sell Wise or the Assets. Neither Wise nor any Seller has any legal obligation, absolute or contingent, to any other Person to sell all or substantially all the Assets or to sell any capital stock of Wise or any of its Subsidiaries or to effect any merger, share exchange, consolidation, business combination, recapitalization, liquidation or other reorganization of Wise or any of its Subsidiaries or to enter into any agreement with respect thereto.

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

                  3.33 Interim Financing. Wise has used the proceeds from the Interim Financing for expenses in the ordinary course of Wise's business and about which ICOA has been notified.

                  3.34 Material Misstatements or Omissions. No representations or warranties by Wise or any Seller in this Agreement or any Ancillary Agreement or any exhibit, certificate or schedule furnished or to be furnished to ICOA pursuant hereto or thereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained herein or therein not misleading. There is no event, condition or fact that has had or would reasonably be expected to have an Wise Material Adverse Effect.

                                  ARTICLE IV.
                     REPRESENTATIONS AND WARRANTIES OF ICOA

                  Except as otherwise set forth in a disclosure schedule (the "ICOA Disclosure Schedule") referring specifically to the representations and warranties in this Agreement which identifies by section number the section to which such disclosure relates and which is delivered by ICOA to Wise prior to or simultaneous with the execution of this Agreement, ICOA represents and warrants to Wise and Sellers as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

                  4.1 Organization. ICOA is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. ICOA has full corporate power and authority to conduct its business as presently conducted by it and to own or lease, as applicable, its properties and assets. ICOA is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a ICOA Material Adverse Effect.

                  4.2 Authorization. ICOA has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and the Ancillary Agreements to which it is party, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements by ICOA and the performance by ICOA of is obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of ICOA. This Agreement has been duly executed and delivered by ICOA and is, and upon execution and delivery, the Ancillary Agreements to which it is a party each will be, legal, valid and binding obligations of ICOA, enforceable against ICOA in accordance with their terms, except that enforceability may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors.

                  4.3 No Conflict or Violation; Consents. None of the execution, delivery or performance of this Agreement or any Ancillary Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by ICOA with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of its governing documents, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice or passage of time) under, or result in the termination of, or accelerate the

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

performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of ICOA's assets under, any material contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which ICOA is a party or by which it is bound or to which any of its assets are subject or (c) violate any Regulation or Court Order. Except for applicable securities laws, as set forth on Section 4.3 of the ICOA Disclosure Schedule, no notices to, declaration, filing or registration with, approvals or consents of, or assignments by, any Persons (including any federal, state of local governmental or administrative authorities) are necessary to be made or obtained by ICOA in connection with the execution, delivery or performance of this Agreement.

                  4.4 No Brokers. Neither ICOA nor any of its officers, directors, employees, shareholders or Affiliates has employed or made any agreement with any broker, finder or similar agent or any Person which will result in the obligation of any Seller to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

                  4.5 Litigation. There are no Actions pending, threatened or anticipated against, related to, or affecting ICOA seeking to delay, limit or enjoin the transactions contemplated by this Agreement.

                  4.6 ICOA Common Stock. The Issue Shares to be issued pursuant to this Agreement have been, or will be prior to the Effective Time, validly issued, fully paid and nonassessable shares of ICOA Common Stock, free of and not subject to any preemptive rights or rights of first refusal created by statute or by ICOA's Certificate of Incorporation or Bylaws.

                  4.7 SEC Documents. ICOA has furnished or made available to Wise a true and complete copy of each statement and report which it has filed with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since January 1, 2004 (the "SEC Documents"), which are all the documents (other than preliminary materials) that ICOA has been required to file with the SEC since that date. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed SEC Document.

                  4.8 Compliance with Law. ICOA has conducted their respective businesses in material compliance with all applicable Regulations and Court Orders. ICOA has not received any notice to the effect that, or has otherwise been advised that, ICOA is not in material compliance with any Regulations or Court Orders, and ICOA is not aware of any existing circumstances that are likely to result in any material violation of any of the foregoing.

                  4.9 Liabilities. Except as set forth in the SEC Documents, ICOA has no Liabilities or obligations (absolute, accrued, contingent or otherwise) that would be required to be reflected on, or reserved against in, a consolidated balance sheet of ICOA or in the notes thereto, prepared in accordance with GAAP consistently applied, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheet of ICOA as of December 31, 2004, (ii) liabilities incurred in the ordinary course of business and consistent with past practice since December 31, 2004 and (iii) liabilities or obligations which would not, individually or in the aggregate, have a ICOA Material Adverse Effect.

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

                  4.10 Capitalization. The authorized capital stock of ICOA consists of 750,000,000 shares of ICOA Common Stock, par value .0001 per share and 50,000,000 shares of preferred stock. As of March 24, 2005, (i) 157,177,933 shares of ICOA Common Stock and no shares of preferred stock were issued and outstanding, all of which are validly issued, fully paid and non-assessable,
(ii) ________________ shares of ICOA Common Stock were reserved for future issuance pursuant to outstanding options, warrants, convertible notes or other similar contracts (the "ICOA Options"). Except for shares of ICOA Common Stock issuable pursuant to the ICOA Options and as otherwise set forth in Section 4.10 of the ICOA Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which ICOA is a party or by which ICOA is bound relating the issued or unissued capital stock of ICOA or obligating ICOA to issue or sell any shares of capital stock of, or other equity interests in, ICOA. There are no outstanding contractual obligations of ICOA to repurchase, redeem or otherwise acquire any shares of ICOA Common Stock. There are no agreements or trusts or other agreements or understandings to which ICOA is a party with respect to the voting or disposition of ICOA Common Stock, and ICOA is not aware of any such agreements among its stockholders. Except as set forth in Section 4.10 of the ICOA Disclosure Schedule, there are no agreements, undertakings or arrangements granting any Person the right to require ICOA to register or to allow such person the right to require ICOA to register or to allow such person to participate in any registration of ICOA Common Stock.

                                   ARTICLE V.
                          ACTIONS PRIOR TO THE CLOSING

                  Wise, ICOA and Sellers covenant as follows for the period from the date hereof through the Effective Time:

                  5.1 Conduct of Business. Except as contemplated by this Agreement or as consented to by ICOA (as evidenced by the written consent of Richard Schiffmann which shall include electronic mail), from the date hereof through the Effective Time, Wise and each of its Subsidiaries shall, and each Seller shall cause Wise and its Subsidiaries (i) to operate the businesses of Wise and its Subsidiaries in the ordinary course of business and in accordance with past practice and (ii) to not take any action inconsistent with this Agreement or the Ancillary Agreements. Without limiting the generality of the foregoing, from the date hereof through the Effective Time, none of Wise or any of its Subsidiaries shall, and no Seller shall permit Wise or any of its Subsidiaries to, except as specifically contemplated by this Agreement or as consented to by ICOA in writing:

                (a) incur any indebtedness for borrowed money, or assume, guarantee, endorse (other than endorsements for deposit or collection in the ordinary course of business), or otherwise become responsible for obligations of any other Person, except for indebtedness to ICOA or as provided for on Schedule 5.1;

                (b) issue or commit to issue any shares of its capital stock or any other securities or any securities convertible into shares of its capital stock or any other securities, including options and warrants therefor (other than shares of Wise Common Stock issued upon the exercise or conversion, as the case may be, of the Wise Securities described in Section 3.2) or accelerate the vesting of any Wise Options;

                (c) declare, pay or incur any obligation to pay any dividend on its capital stock or declare, make or incur any obligation to make any distribution or redemption with respect to capital stock;

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

                (d) make any change to its Articles of Incorporation or Bylaws;

                (e) mortgage, pledge or otherwise encumber any Assets or sell, transfer, license or otherwise dispose of any Assets except for sales of products and services and standard customer non-exclusive licenses, in each case in the ordinary course of business and consistent with past practice;

                (f) cancel, release or assign any indebtedness owed to it or any claims or rights held by it, except in the ordinary course of business and consistent with past practice;

                (g) make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person, except capital expenditures in the ordinary course of business consistent with past practice;

                (h) terminate any material Contract or make any change in any material Contract;

                (i) enter into or modify any employment Contract, (ii) pay or agree to pay any compensation to or for any employee, officer or director of Wise other than in the ordinary course of business and consistent with past practice, (iii) pay or agree to pay any bonus, incentive compensation, service award or other like benefit or (iv) enter into or modify any other Employee Plan, except as contemplated hereby;

                (j) enter into or modify any Contract with a Related Party;

                (k) enter into any material Contract which, if entered into on the date hereof would have been listed on Schedule 3.12, unless the same is terminable by Wise or any of its Subsidiaries on no more than 30 days' written notice without penalty or payment and is entered into in the ordinary course of business consistent with past practice; provided, however, that Wise or any of its Subsidiaries shall be able to enter into a material Contract under this subsection (k) without the written consent of ICOA if ICOA shall have failed to respond to Wise's written request to enter into such material Contract within five (5) days after Wise provides a written request to ICOA to enter into such material Contract, which request shall be accompanied by a summary of the terms of the proposed material Contract;

                (l) make any change in any method of accounting or accounting practice;

                (m) fail to pursue the expansion of its Business except as to deployment schedule adjustments which have been disclosed to ICOA;

                (n) fail to use its commercially reasonable efforts to
(i) retain the employees and any independent contractors providing services to Wise or any of its Subsidiaries, (ii) maintain the Business so that such employees and independent contractors will remain available to Wise and ICOA on and after the Closing Date, (iii) maintain existing relationships with suppliers, customers, corporate accounts, strategic partners/sponsors, airport officials and others having business dealings with Wise and its Subsidiaries and
(iv) otherwise preserve the goodwill of the Business so that such relationships and goodwill will be preserved on and after the Closing Date; or

                (o) (i) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect to seek, offer or propose (whether publicly or otherwise) to effect or participate in (A) any acquisition of any securities (or beneficial ownership thereof) or assets (other than non-material assets) of the other party; (B) any tender or exchange offer, merger or other business combination

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involving the other party; (C) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the other party or any material portion of the other party's business; or (D) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the other party; (ii) form, join or in any way participate in a "group" (as defined under the 1934 Act) with respect to the securities of ICOA; (iii) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of ICOA; (iv) take any action which might require the other party to make a public announcement regarding any of the types of matters set forth in (i) above; or (v) enter into any discussions or arrangements with any third party with respect to any of the foregoing.

                (p) do any other act which would cause any representation or warranty of Wise or any Seller in this Agreement to be or become untrue in any material respect.

                  5.2 Investigation by ICOA. Subject to the NDA and Section 5.7 hereof, from the date hereof through the Closing, Wise shall afford the
Representatives of ICOA and its Affiliates complete access at all reasonable times to the Business and the Assets and Liabilities for the purpose of inspecting the same, and to the officers, employees and Representatives, properties, books and records and Contracts of Wise and its Subsidiaries, and shall furnish ICOA and its Representatives all financial, operating and other data and information (including the Proprietary Rights of Wise and its Subsidiaries) as ICOA or its Affiliates, through their respective Representatives, may reasonably request.

                  5.3 Notification of Certain Matters. Each party shall give prompt notice to the other of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. Wise and Sellers shall promptly notify ICOA of any Default, the threat or commencement of any Action, or any development that occurs before the Closing of which Wise or any Seller is aware that could reasonably be expected to limit, delay or enjoin the transactions contemplated by this Agreement, and ICOA shall promptly notify Wise of any threat or commencement of any Action, or any development that occurs before the Closing that could reasonably be expected to limit, delay or enjoin the transactions contemplated by this Agreement.

                  5.4 No Alternative Transactions.

                (a) No Solicitation. From the date hereof through the Closing or the earlier termination of this Agreement, neither Wise nor any Seller shall, directly or indirectly (whether on its own or through its Representatives), enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond (other than to indicate that Wise is contractually restricted from entering into any discussions) to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any other way with any Person or group (as defined under
Section 13(d) of the Exchange Act) of Persons, other than ICOA and its respective Representatives concerning any sale (by license or otherwise) of all or a portion of the Assets (except in the ordinary course of business) or the Business, or of any shares of capital stock of Wise, or any merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, or similar transaction involving Wise (each such transaction being referred to herein as a "Proposed Acquisition Transaction"). Wise and each Seller hereby represents that it is not now engaged in discussions or negotiations with any party other than ICOA with respect to any of the foregoing. Wise and each Seller agree not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which Wise is a party.

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                (b) Notification. Wise and each Seller will immediately notify
ICOA (orally and in writing), if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any information is requested with respect to any Proposed Acquisition Transaction and notify ICOA of the terms of any proposal which it may receive in respect of any such Proposed Acquisition Transaction, including, without limitation, the identity of the prospective purchaser or soliciting party. Wise shall also provide ICOA with a copy of any written offer received in respect of any Proposed Acquisition Transaction.

                  5.5 Approval of Shareholders. Wise shall use diligent good faith efforts to obtain the approval at a special meeting of shareholders or the written consent of the Shareholders at the earliest practicable date approving this Agreement, the Ancillary Agreements and related matters, which approval will be recommended by the Board of Directors of Wise. Wise shall consult with ICOA and its counsel in the preparation of any documents and materials to be distributed to its shareholders in connection with such special meeting or action by written consent and shall provide ICOA and its counsel copies of any documents and materials to be distributed to the shareholders prior to any distribution.

                  5.6 Dissenting Shares. Prior to the Closing Date, Wise shall furnish ICOA with the name and address of each Wise shareholder who, prior to the Closing, has requested or is entitled to request appraisal rights and the number of shares of Wise Common Stock owned by such shareholder.

                  5.7 Confidentiality.

                (a) Preservation of Confidentiality. In connection with the negotiation of this Agreement, the preparation for the consummation of the transactions contemplated hereby and the performance of obligations hereunder, each party acknowledges that it will have access to confidential information relating to the other parties. The parties shall treat such information as confidential, preserve the confidentiality thereof and not disclose such information, except to their respective advisors and consultants in connection with the transactions contemplated hereby. Each of the parties agrees to maintain in confidence, and not to disclose to any third party, any information which is confidential or proprietary in nature, including, without limitation, trade secrets, patents, patent applications, copyrights, know-how, processes, ideas, inventions (whether patentable or not), formulas, computer programs, databases, technical drawings, designs, algorithms, technology, circuits, layouts, designs, interfaces, materials, schematics, names and expertise of employees and consultants, any other technical, business, financial, customer and product development plans, supplier information, forecasts, strategies and other confidential information.

                (b) Property Right in Confidential Information. Until the
Effective Time, all confidential information shall remain the property of the party who originally possessed such information. In the event of the termination of this Agreement for any reason whatsoever, each party shall return to the other parties all documents, work papers and other material (including all copies thereof) obtained from such parties in connection with the transactions contemplated hereby and will use commercially reasonable efforts, including, without limitation, instructing its employees and others who have had access to such information, to keep confidential and not to use any such information, unless such information is now, or is hereafter disclosed, through no act or omission of such party, in any manner making it available to the general public. If any party is required by any law or order to disclose any confidential information, it shall provide the other parties with prompt notice of such request so that such other parties may seek an appropriate protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of such a waiver, a party is nonetheless compelled by law or order to disclose confidential information, then such party may disclose that portion of the confidential information which such law or order requires to be disclosed, provided that such party uses its reasonable efforts to preserve the confidentiality of the information, whereupon such disclosure shall not constitute a breach of this Agreement.

                  5.8 Tax Treatment. ICOA and Wise will cooperate to obtain such
approvals   of  the   shareholders   of  Wise  as  may  be  necessary  to  avoid
characterization of any payment made hereunder, or under any Ancillary Agreement, as an "excess parachute payment" within the meaning of Section 280G of the Code.

                  5.9 Further Assurances. Upon the terms and subject to the conditions contained herein, the parties agree, in each case both before and after the Effective Time, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder and thereunder, and (iii) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the parties agree to use all reasonable efforts (A) to obtain all necessary Permits, (B) to give all notices to, and make all registrations and filings with third parties, including submissions of information requested by governmental authorities, and (C) to fulfill all conditions to this Agreement. Wise and Sellers further agree to use their respective best efforts to obtain all Consents from governmental authorities and other parties necessary to the consummation of the transactions contemplated hereby and by the Ancillary Agreements and for the operation of the Business after the Closing (including all required third party consents under the Contracts and the Leases, as listed on Schedule 3.13); provided, however, that no amendment or modification shall be made to any Contract or Lease to obtain such Consent without ICOA's consent.

                  5.10 Purchaser Representative As promptly as practicable after the date hereof, Wise shall furnish, at its expense, an individual, who shall be approved by ICOA, to serve as an independent purchaser representative (the "Purchaser Representative") to assist the shareholders of Wise in connection with evaluating the risks and merits of the transactions contemplated by this Agreement. The Purchaser Representative shall satisfy the definition of "Purchaser representative" as set forth in Rule 501(h) of the Securities Act.

                  5.11 Additional Information

                  As promptly as practicable after the date hereof, but in no case later than April 30, 2005, (i) Wise shall provide to ICOA the information required by Section 3.2 (a), (b) and (c), as well as all schedules required of Wise under this Agreement, and (ii) ICOA shall provide to Wise the information required by Section 4.10, as well as all schedules required of ICOA under this Agreement.

                                  ARTICLE VI.
                  CONDITIONS TO OBLIGATIONS OF WISE AND SELLERS

                  The obligations of Wise and Sellers to consummate this Agreement and the other transactions contemplated hereby, are subject, in the discretion of Wise and Sellers, to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

                  6.1 Representations, Warranties and Covenants. All
representations and warranties of ICOA contained in this Agreement shall be true and correct in all material respects (provided, however, that where a representation or warranty is already qualified as to materiality, such representation or warranty shall be true in all respects) at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and ICOA shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date. There shall be delivered to Wise a certificate (signed by an officer of ICOA) to the foregoing effect ("ICOA's Closing Certificate").

                  6.2 Consents. All consents, approvals and waivers from governmental authorities necessary for the valid consummation of this Agreement and the other transactions contemplated hereby shall have been obtained; provided, however, that the foregoing shall not include third party consents under any Contracts or Leases, as listed on Schedule 3.13.

                  6.3 No Actions or Court Orders. No Action by any court, governmental authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and by the Ancillary Agreements and which could reasonably be expected to damage the Shareholders materially if the transactions contemplated hereby or thereby are consummated.

                  6.4 Closing Documents. Wise and Sellers shall have received from ICOA the documents and other items to be delivered by ICOA pursuant to
Section 8.2 of this Agreement.

                  6.5 Opinion of Counsel. Wise shall have received an opinion of counsel, dated as of the Closing Date, in form and substance reasonably acceptable to Wise.

                  6.6 ICOA Material Adverse Change. There shall have not been any ICOA Material Adverse Change; provided, however, that for purposes of this
Section 6.6 the term "ICOA Material Adverse Change" shall not include any change, circumstance or effect directly relating to (i) the economy in general,
(ii) the industry in which ICOA operates or (iii) the announcement of the transactions contemplated hereby.

                  6.7 Shareholder Approval. Shareholders representing not less than 85% of the outstanding shares of Wise Common Stock shall have voted to approve this Agreement at a duly and properly called special meeting of Wise's shareholders.

                                  ARTICLE VII.
                        CONDITIONS TO OBLIGATIONS OF ICOA

                  The obligations of ICOA to consummate this Agreement and the other transactions contemplated hereby, are subject, in the discretion of ICOA, to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

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

                7.1 Representations, Warranties and Covenants. All representations and warranties of each Seller and Wise contained in this Agreement shall be true and correct in all material respects (provided, however, that where a representation or warranty is already qualified as to materiality, such representation or warranty shall be true in all respects) at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and each Seller and Wise shall have performed in all material respects all agreements and covenants required hereby to be performed prior to or at the Closing Date. There shall be delivered to ICOA certificates (executed by the President of Wise and the Major Shareholders and, as to Sections 3.4.b, 3.31, 3.32 and 3.34 executed by each Seller) to the foregoing effect ("Wise Closing Certificates").

                  7.2 Shareholder Approval. Shareholders representing not less than 100% of the outstanding shares of Wise Common Stock shall have consented to, approved and adopted this Agreement and agreed to take all other actions necessary or required to consummate the transactions contemplated hereby or thereby or shareholders representing not less than 85% of the outstanding shares of Wise Common Stock shall have voted to approve this Agreement at a duly and properly called special meeting of Wise's shareholders.

                  7.3 Approvals. All Consents from governmental authorities and other parties necessary to the consummation of the transactions contemplated hereby and by the Ancillary Agreements and for the operation of the Business after the Closing (including all required third party consents under the Contracts and Leases, as listed on Schedule 3.13) shall have been obtained. ICOA shall be satisfied that all approvals required under any Regulations to carry out the transactions contemplated by this Agreement and the Ancillary Agreements shall have been obtained and that the parties shall have complied in all material respects with all Regulations applicable to the transactions contemplated hereby and thereby.

                  7.4 No Actions or Court Orders. No Action by any court, governmental authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and by the Ancillary Agreements and which could reasonably be expected to damage ICOA, the Assets or the Business materially if the transactions contemplated hereby or thereby are consummated, including any material adverse effect on the right or ability of ICOA to own or operate Wise after the Closing.

                  7.5 Opinion of Counsel. Sellers and Wise shall have delivered to ICOA an opinion of Sack, Harris and Martin, counsel to Sellers and Wise, dated as of the Closing Date, in form and substance reasonably acceptable to ICOA.

                  7.6 Employees. The employees listed on Schedule 7.6 serving Wise as of the date hereof shall remain on the payroll of Wise as of the Closing Date and shall not have notified ICOA, Wise or any director or officer of Wise that they have a present intent to terminate employment within three months after the Closing Date.

                  7.7 Certificates. Wise shall furnish ICOA with a certificate from the Secretary of Wise attaching a copy of (a) Wise's board resolutions authorizing the transactions contemplated hereby, (b) a document or documents evidencing that the requisite shareholder approval specified in Section 7.2 has been obtained, (c) the Articles of Incorporation of Wise, certified by the Maryland Secretary of State and (d) the Bylaws of Wise.

                  7.8 Closing Documents. ICOA shall have received from Wise and Sellers the documents and other items described in Section 8.1 and such other documents and items as ICOA may reasonably require.

                  7.9 Wise Material Adverse Change. There shall not have been any Wise Material Adverse Change; provided, however, for purposes of this
Section 7.9 the term "Wise Material Adverse Change" shall not include any change, circumstance or effect directly relating to (i) the economy in general,
(ii) the industry in which Wise operates, or (iii) the announcement of the transactions contemplated hereby .

                  7.10 Wise Securities. All Wise Securities shall have been exercised or converted, as the case may be, for shares of Wise Common Stock immediately prior to the Effective Time. ICOA shall have received from Wise documentation evidencing the cancellation of all outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire shares of capital stock or other securities of Wise.

                  7.11 Outstanding Loans. The principal and accrued interest under all loans and agreements for borrowed money under which Wise is the borrower which shall not convert into shares of Wise Common Stock at and as of the Closing.

                  7.12 Non-Foreign Affidavit. ICOA shall have received from Wise, pursuant to Section 1445 of the Code, a Foreign Investment in Real Property Tax Act Affidavit substantially in the form of Exhibit E hereto.

                  7.13 Dissenter Rights. Holders of more than 95% of the Wise Common Stock shall have executed this Agreement and shall not have delivered before the Effective Time timely written notice of such holder's intent to demand payment as a dissenting shareholder for such shares in accordance with Maryland law.

                  7.14 Shareholder Representative. Each shareholder of Wise
shall have irrevocably authorized and appointed Gary S. Murray II (the "Shareholder Representative"), with full power of substitution and resubstitution, as his, her or its representative and true and lawful attorney-in-fact and agent to act in his, her or its name, place and stead as contemplated by this Agreement, including, but not limited to, by the provisions of Article X hereof.

                  7.15 Securities Act Exemption. ICOA (a) shall have received from each Shareholder a Shareholder Investment Representation Letter addressed to ICOA, in form and substance reasonably acceptable to ICOA, which sets forth, among other things, that such Shareholder is an "accredited investor" as defined in Rule 501 under the Securities Act or that such Shareholder shall have appointed a purchaser representative satisfying the requirements of Section 501(h) of the Securities Act (which may include, without limitation, the Purchaser Representative) or (b) shall be satisfied in its reasonable discretion that the issuance of the Issue Shares is exempt from the registration requirements of the Securities Act.

                  7.16 Financial Statements. ICOA shall have received from an accountant to be engaged by ICOA, at ICOA's cost, reviewed balance sheets and related statements of income, cash flow and shareholders' equity for Wise for each fiscal reporting period since December 31, 2001, together, in each instance, with any notes thereon and the opinion of the accountant with respect thereto (collectively, the "Closing Statements").

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

                  7.17 Fully Diluted Common Stock Number. No less than five business days prior to the Closing Date, Wise shall have delivered to ICOA a spreadsheet (the "Stock Spreadsheet"), which shall be certified as being true and correct by the President of Wise and which shall be true and correct in all respects at and as of the Closing, which sets forth (a) the name of each Person who owns, or will at and as of the Closing own, shares of Wise Common Stock, (b) the number of shares of Wise Common Stock held by each such Person at and as of the Closing and (c) the Fully Diluted Common Stock Number.

                                 ARTICLE VIII.
                                     CLOSING

                  On the Closing Date at the Closing Place:

                  8.1 Deliveries by Sellers and Wise to ICOA . Each Seller and Wise, as applicable, shall deliver (or cause to be delivered) to ICOA:

                (a) the Ancillary Agreements to which it is a party;

                (b) a certificate of corporate existence issued by the Secretary of State of the State of Maryland for Wise, dated not more than five days prior to the Closing Date;

                (c) Wise Closing Certificates and the Secretary's certificate referenced in Sections 7.1 and 7.7, respectively;

                (d) the opinion of counsel to Sellers and Wise described in
Section 7.5;

                (e) the written resignations of all officers and directors of Wise.

                  8.2 Deliveries by ICOA to Sellers and Wise. ICOA and shall deliver to Sellers and Wise, as applicable:

                (a) ICOA's Closing Certificate;

                (b) the opinion described in Section 6.5; and

                (c) the Ancillary Agreements to which ICOA is a party.

          ARTICLE IX. ACTIONS BY WISE, SELLERS, AND ICOA AFTER CLOSING

                  9.1 Books and Records; Tax Matters.

                (a) Wise, Sellers, and ICOA agree that so long as any books, records and files relating to the Business, Assets or operations of Wise or any of its Subsidiaries, to the extent that they pertain to the operations of Wise or any of its Subsidiaries prior to the Closing Date, remain in existence and available, each party (at its expense) shall, upon prior notice, have the right to inspect and to make copies of the same at any time during business hours for any proper purpose.

                (b) ICOA covenants and agrees that in the event it or Wise receives any notice or inquiry from the Internal Revenue Service with respect to the characterization of any payments made under this Agreement or any Ancillary Agreement, ICOA will give prompt written notice to the Shareholder Representative concerning such notice or inquiry. ICOA agrees to report the consideration delivered under this Agreement in a manner consistent with the terms hereof.

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

                  9.2 Non-Competition. Each Major Shareholder agrees that it will not, for a period of two years from the Closing Date, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the ICOA or any of its Affiliates; provided, that this provision shall not preclude the passive ownership of three percent (3%) or less of the equity securities of any publicly traded company.

                                   ARTICLE X.
                            SURVIVAL; INDEMNIFICATION

                  10.1 Survival of Representations. All statements contained in this Agreement, any schedule or in any certificate or instrument of conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the parties hereunder. The representations and warranties of Sellers and Wise and ICOA contained herein shall survive the Closing Date until (and claims based upon or arising out of such representations and warranties may be asserted at any time before the date which shall be) the date which is eighteen (18) months following the Closing Date; provided, however, the representations and warranties of Sellers in Section 3.2 (Capitalization of Wise) shall survive for a period equal to three years after the Closing Date, the representations and warranties of Sellers in 3.23 (Tax Matters) shall survive for a period equal to the relevant statute of limitations (including any extensions thereof) and the representations and warranties of Sellers in Section 3.30 (Environmental Matters) shall survive for a period equal to three years following the Closing Date. No investigation made by any of the parties hereto shall in any way limit the representations and warranties of the parties. On the Closing Date, all representations and warranties contained in this Agreement and made by any Seller and Wise shall expire as to Wise and thereafter will be deemed to have been made exclusively by the Major Shareholders. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

                  10.2 Indemnification.

                (a) Indemnification by the Shareholders. The Shareholders shall severally, and not jointly, indemnify, save and hold harmless ICOA and its affiliates and its and their respective Representatives from and against any and all costs, losses (including diminution in value), Taxes (including, but not limited to, any Taxes or other costs or damages arising under, caused by or related to Section 280G of the Code), liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), including interest, penalties, costs of mitigation, losses in connection with any Environmental Law (including any clean-up or remedial action), damages to the environment, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing, in each case after taking into account any insurance proceeds received by the indemnified Person and related tax benefits (herein, "Damages"), incurred in connection with, arising out of, resulting from or incident to: (i) any breach of any representation or warranty or the inaccuracy of any representation or warranty, made by Wise or any Seller in this Agreement, and (ii) any breach of any covenant or agreement made by Wise or any Seller in this Agreement.

                (b) Indemnification by ICOA. ICOA shall indemnify, save and hold
harmless  the   Shareholders   and  their   affiliates   and  their   respective
representatives from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to: (i) any breach of any representation or warranty or the inaccuracy of any representation or warranty, made by ICOA in this Agreement; and (ii) any breach of any covenant or agreement made by ICOA in this Agreement.

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

                  The term "Damages" as used in this Article X is not limited to matters asserted by third parties against an indemnified Person, but includes Damages incurred or sustained by the indemnified Person in the absence of third party claims. Payments by an indemnified Person of amounts for which it is indemnified hereunder shall not be a condition precedent to recovery, provided that with respect to matters asserted by third parties the payments made pursuant to this Section 10.2 are fully applied to satisfy any such third party claim.

                (c) Procedure for Claims between Parties. If a claim for Damages is to be made by a party entitled to indemnification hereunder (a "Claim"), the party claiming such indemnification shall give written notice to the indemnifying party as soon as practicable after the indemnified Person becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 10.2. Any notice of a claim for indemnification by ICOA under 10.2 shall be delivered to the Shareholder Representative. Any failure to submit any such notice of claim to the indemnifying Person(s) shall not relieve such Person(s) of any liability hereunder, except to the extent such Person(s) is actually prejudiced by such failure.

                (d) Defense of Third Party Claims. If any lawsuit or enforcement action is filed against any indemnified Person, written notice thereof shall be given to the indemnifying Person(s) as promptly as practicable (and in any event within 15 calendar days after the service of the citation or summons). The failure of any indemnified Person to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnified Person(s) demonstrate that the indemnifying Person(s) were not prejudiced by such failure. After such notice, if the indemnifying Person(s) shall acknowledge in writing to the indemnified Person that the indemnifying Person(s) shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying Person(s) shall be entitled, if its so elects at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of their own choice to handle and defend the same unless the named parties to such action or proceeding include both an indemnifying Person and the indemnified Person and the indemnified Person has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified Person that are different from or additional to those available to the indemnifying Person(s), in which event the indemnified Person shall be entitled, at the indemnifying Person(s)'s cost, risk and expense, to separate counsel of its own choosing, and (iii) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the indemnified Person, such consent not to be unreasonably withheld. The indemnified Person shall cooperate in all reasonable respects with the indemnifying Person(s) and its attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified Person may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal
arising  therefrom.   The  parties  shall  cooperate  with  each  other  in  any notifications to insurers. If the indemnifying Person fails to assume the defense of such claim within 15 calendar days after receipt of the notice of claim, the indemnified Person against which such claim has been asserted will (upon delivering notice to such effect to the indemnifying Person) have the right to undertake, at the indemnifying Person's cost, risk and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying Person; provided, however, that such claim shall not be compromised or settled without the written consent of the indemnifying Person, which consent shall not be unreasonably withheld. If the indemnified Person assumes the defense of the claim, the indemnified Person will keep the indemnifying Person reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying Person shall be liable for any settlement of any action effected pursuant to and in accordance with this
Section 10.2 and for any final judgment (subject to any right of appeal), and the indemnifying Persons agree to indemnify and hold harmless an indemnified Person from and against any Damages by reason of such settlement or judgment.

                (e) Brokers and Finders. Pursuant to the provisions of this
Section 10.2, ICOA, on the one hand, and the Shareholders, on the other, shall indemnify, hold harmless and defend the other from the payment of any and all brokers' and finders' expenses, commissions, fees or other forms of compensation which may be due or payable from or by the indemnifying party, or may have been earned by any third party acting on behalf of the indemnifying party in connection with the negotiation and execution hereof and the consummation of the transactions contemplated hereby.

                (f) Limitations.

                      (i) The obligation of the Shareholders to indemnify ICOA and the other indemnified Persons under this Section 10.2 shall be ICOA's sole remedy under this Agreement against the Shareholders in the absence of fraud or willful misrepresentation. Notwithstanding any provision hereof to the contrary, except for Damages relating to the breach of any representation and warranty in
Section 3.2 and Section 3.23 hereof, ICOA shall not be entitled to recover for any Damages or deliver the first Offset Notice pursuant to Section 10.3 hereof until such time as the Damages in the aggregate reasonably claimed by ICOA exceed $50,000 (the "Damage Threshold"), at which time ICOA shall be entitled to be indemnified against and compensated and reimbursed for all such Damages including Damages included in the Damage Threshold. Notwithstanding any other provision hereof, no Shareholder (other than a Major Shareholder) shall be liable for more than his pro rata share, based on the number of shares of Wise Common Stock held by the Shareholder on the Closing Date, of any Damages.

                      (ii) The obligation of ICOA to indemnify the Shareholders and the other indemnified Persons under this Section 10.2 shall be the sole remedy of the Shareholders under this Agreement against ICOA in the absence of fraud or willful misrepresentation.

                  10.3 Offset.

                (a) ICOA shall have the right to make one or more Claims on or prior to the date which is twenty-four (24) months following the Closing Date by delivering a notice of such Claim (an "Offset Notice") to the Shareholder Representative prior to such time. Each Offset Notice shall state (i) sufficient facts relating to the offset so that the Shareholder Representative may reasonably evaluate such Claim, (ii) ICOA's estimate of the Indemnifiable Amount relating to such Claim, and (iii) a calculation of the amount to be offset in connection with such Claim (the "Offset Amount").

                (b) If the Shareholder Representative disputes either the validity, amount or calculation of the Claim and the related Indemnifiable Amount, the Shareholder Representative shall give written notice of such dispute to ICOA within fifteen (15) calendar days after delivery of the Offset Notice by ICOA to the Shareholder Representative.

                (c) If the Shareholder Representative fails to respond to the Offset Notice within fifteen (15) calendar days after delivery thereof to the Shareholder Representative, or if the Shareholder Representative notifies ICOA that there is no dispute with respect to the Claim and the related Indemnifiable Amount, the Indemnifiable Amount shall be charged as specified in the Offset Notice and no offsetting payment or Shares shall thereafter be delivered to any Shareholder and all rights and claims of any Shareholder to such payments or shares shall terminate.

                (d) If the Shareholder Representative and ICOA reach an agreement with respect to the proper determination of the Claim and the related Indemnifiable Amount, the affected payments and shares that the Shareholder Representative and ICOA agree should be subject to the Claim and the related Indemnifiable Amount shall not be delivered to any Shareholder and all rights and claims of any Shareholder to such payments or shares shall terminate. Any balance due of payments or shares shall be, within ten (10) business days following such determination, delivered to each Shareholder. In the event that ICOA and the Shareholder Representative agree that the then currently due payments or shares are not sufficient to satisfy the Claim and the related Indemnifiable Amount, ICOA shall have the right to withhold from any future payment or delivery shares, such amount as will satisfy in full such Claim and the related Indemnifiable Amount.

                (e) In the event that the Claim involves a third party and has not been reduced to a liquidated amount, the Shareholder Representative and ICOA, in the absence of an agreement with respect to the proper determination of the Claim and the related Indemnifiable Amount, may agree to defer such determination until resolution of the Claim with the third party. In such instance, the Offset Shares with respect to the Claim shall not be delivered to the Shareholders, nor shall the rights and claims of any Shareholder to such Offset Shares terminate, until resolution of the Claim with the third party, at which time the procedures specified in this Section 10.3 shall again apply.

                (f) Except with respect to a Claim the resolution of which is deferred pursuant to Section 10.3(e), if the Shareholder Representative and ICOA are unable to reach agreement with respect to the proper determination of the Claim and the related Indemnifiable Amount within fifteen (15) calendar days after delivery by the Shareholder Representative of its response to the Offset Notice, ICOA and the Shareholder Representative agree that (i) each party shall attempt in good faith to resolve such dispute by mediation in New York, New York in accordance with the rules of practice of Judicial Arbitration & Mediation Services, Inc. ("JAMS") as then in effect or such other procedures as the parties may agree and (ii) if such dispute is not resolved within 30 days of commencing mediation, or such other period as the parties may agree, such dispute shall be resolved by a single arbitrator mutually satisfactory to ICOA and the Shareholder Representative pursuant to final and binding arbitration in New York, New York, administered by JAMS in accordance with JAMS' rules of practice then in effect or such other procedures as the parties may agree. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties the opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the same extent as a court of competent jurisdiction, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The arbitrator's decision shall be written and supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator. Any determination as to payments or shares of ICOA Common Stock to be offset, if any, as a result of such arbitration shall be final and binding upon the parties hereto, and judgment upon any such award may be entered in any court of competent jurisdiction. The parties shall pay their own costs and expenses in connection with any such arbitration and shall share equally (as between the Shareholders and ICOA) the administrative fees and costs of the arbitration. Following the determination by the arbitrator, ICOA shall be entitled to act in accordance with such decision.

                  10.4 No Right of Contribution. After the Closing, Wise shall have no liability to indemnify ICOA or any Shareholder on account of the breach of any representation or warranty or the nonfulfillment of any covenant or agreement of any Seller; and no Shareholder shall have any right of contribution against Wise (unless such claim for contribution relates to a Liability of Wise existing at or arising after the Closing Date and the existence of such Liability does not breach any of Sellers representations and warranties contained herein).

                                  ARTICLE XI.
                                  MISCELLANEOUS

                  11.1 Termination.

                (a) This Agreement may be terminated:

                      (i) At any time prior to Closing by mutual written consent of ICOA and Wise;

                      (ii) At any time within 30 days hereof (the "Diligence Date") by ICOA in the event that ICOA shall not be satisfied on the basis of its due diligence review that it should proceed with the transactions contemplated hereby; provided, that in the event that ICOA shall not have received the documents, agreements and other items listed on Schedule 11.1 hereto (as specified by ICOA within one week of its receipt of the information required under Section 5.11) (the "Diligence Documents") on or before the date which is one week following Wise's receipt of Schedule 11.1, the Diligence Date shall be extended until such date which is one week following receipt by ICOA of a Diligence Document (in each case, the "Extended Diligence Date") and ICOA shall be entitled, at any time prior to or on the Extended Diligence Date, to terminate this Agreement if ICOA shall not be satisfied on the basis of its due diligence review of such item that it should proceed with the transactions contemplated hereby. In no event shall any review by ICOA hereunder have any effect whatsoever on the liability of Wise or any Seller to ICOA under this Agreement or otherwise for breach of any representations, warranties or covenants of Wise and Sellers hereunder;

                      (iii) At any time prior to Closing by Wise if each of the conditions set forth in Article VII shall have been satisfied and the Closing shall not have occurred on or before the day which is thirty (30) days following the date on which all conditions in Article VII have been satisfied;

                      (iv) At any time prior to Closing by ICOA if there is (a) a material breach of any representation or warranty set forth in Article III and such breach or failure would result in a Wise Material Adverse Change (as defined in Section 7.9) or (b) a material breach of any covenant or agreement to be complied with or performed by Wise or any Seller pursuant to the terms of this Agreement and, in each case, such breach or failure, if capable of cure, shall not have been cured within fifteen days after notice thereof is delivered by ICOA to Wise in accordance with the provisions of Section 11.3 hereof; or

                      (v) At any time prior to Closing by Wise if there is (a) a material breach of any representation or warranty set forth in Article IV hereof and such breach or failure would result in a ICOA Material Adverse Change (as defined in Section 6.6) or (b) a material breach of any covenant or agreement to be complied with or performed by ICOA pursuant to the terms of this Agreement and, in each case, such breach or failure, if capable of cure, shall not have been cured within fifteen days after notice thereof is delivered by Wise to ICOA in accordance with the provisions of Section 11.3 hereof.

                      (vi) In the event of termination of this Agreement, the provisions of the NDA shall continue in full force and effect; and no party hereto shall have any liability to any other party to this Agreement, except for any willful breach of, or knowing misrepresentation made in, this Agreement occurring prior to the proper termination of this Agreement; provided, however, that

                             (1) if ICOA terminates this Agreement for reasons
other than as set forth above in Section 11.1(a), or if Wise terminates this Agreement pursuant to Section 11.1(a)(v), ICOA shall pay to Wise the sum of $100,000 as Wise's sole and exclusive remedy under this Agreement, and

                             (2) if Wise terminates this Agreement for reasons
other than as set forth above in Section 11.1 (a) (iii) or (v) or if ICOA terminates this Agreement pursuant to Section 11.1 (a) (iv), Wise shall pay to ICOA the sum of $250,000 as ICOA's sole and exclusive remedy under this Agreement.

                      11.2 Assignment; No Third Party Beneficiaries. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Wise or any Seller without the prior written consent of ICOA, or by ICOA without the prior written consent of Wise and Sellers. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such successors and assigns and the Persons indemnified pursuant to Section 10.2 hereof, any legal or equitable rights hereunder.

                      11.3 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested, as follows:


                           If to Wise prior to Closing or to the Shareholder
Representative after Closing:

                                    Gary S. Murray II
                                    8181 Professional Place, Suite 200
                                    Landover, MD  20785

                           With a copy to:

                                    Robert A. Harris IV
                                    Sack, Harris & Martin, P.C.
                                    8270 Greensboro Dr., Suite 810
                                    McLean, VA 22102

                           If to ICOA or, if after the Closing, to Wise:

                                    ICOA, Inc.
                                    111 Airport Road
                                    Warwick, RI 02889

                           With a copy to:
                                    Steven M. Harris
                                    2860 Filbert Street
                                    San Francisco, CA 94123

                           If to a Seller, to the address of
                           such Seller set forth after the signature page hereto

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

                      11.4 Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Rhode Island except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

                      11.5 Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits and schedules hereto, and the NDA (which the parties agree shall terminate on the Closing Date), constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                      11.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                      11.7 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

                      11.8 Expenses. ICOA, Wise and Sellers will each be liable for their own expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated hereby. Such obligation is independent of the indemnification obligations contained herein. Notwithstanding the foregoing, ICOA shall reimburse Wise for expenses incurred in connection with this transaction in the amount of One Hundred Thousand Dollars ($100,000), $50,000 of which shall be in the form of the Immediate Payment and $50,000 of which shall be in the form of the Note, all of which shall be payable to the Shareholder Representative, who shall in turn make disbursements to the appropriate parties.

                      11.9 Publicity. Except as required by law or on advice of counsel, neither party shall issue any press release or make any public statement regarding the transactions contemplated hereby without the prior written approval of the other party, and the parties hereto shall issue a mutually acceptable press release as soon as practicable after the date hereof.

11.10    Legends.

                (a) Each certificate representing the Immediate Shares shall be endorsed with a legend in substantially the following form: "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS AND ARE "RESTRICTED SECURITIES" AS DEFINED UNDER RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION

STATEMENT  FOR THE SHARES  UNDER THE ACT,  (ii) IN  COMPLIANCE  WITH RULE 144 OR
(iii) PURSUANT TO AN OPINION OF COUNSEL, SATISFACTORY TO ICOA, INC., THAT SUCH DISTRIBUTION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER OR DISTRIBUTION."

                      (b) ICOA, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to certificates representing the Issue Shares bearing the foregoing legend.

                      (c) Any legend endorsed on a certificate representing the Immediate Shares and the stop transfer instructions with respect to such shares shall be removed, and ICOA shall issue a certificate without such legend to the holder of such shares if (i) such shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, (ii) the holder of such shares has met the requirements for transfer of Rule 144(k) of the Securities Act or (iii) the holder of such shares provides to ICOA an opinion of counsel, which shall be satisfactory to ICOA, that such sale, offer or distribution is otherwise exempt from registration under the Securities Act.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed on its behalf by its officer thereunto duly authorized, as of the day and year first above written.


                                               ICOA, INC.,
                                               a Nevada corporation


                                               By:
                                                    ----------------------------
                                                    Richard Schiffmann
                                                    President



                                               WISE TECHNOLOGIES, INC.,
                                               a Maryland corporation


                                               By:
                                                    ----------------------------
                                                    Gary S. Murray II
                                                    President


                                               ---------------------------------
                                               Gary S. Murray II, an individual


                                               ---------------------------------
                                               Areather T. Murray, an individual


                                               ---------------------------------
                                               Gary S. Murray, Sr., an
                                               individual


                                               ---------------------------------
                                               Human Vision Technology Ventures,
                                               LLC
                                               Gary S. Murray, Sr.
                                               Manager of Managing Member


                                               -----------------------------
                                               Human Vision, LLC
                                               Gary S. Murray, Sr.
                                               Manager of Managing Member

                                    EXHIBITS

Exhibit A- Form of Independent Contractor Agreement

                        INDEPENDENT CONTRACTOR AGREEMENT


This Independent Contractor Agreement ("Agreement") is between ICOA, Inc. ("Company"), with its principal place of business at 111 Airport Road, Warwick, RI 02889, and G2 Enterprises, Incorporated ("Contractor"), with its principal place of business at 8181 Professional Place, Suite 200, Landover, MD 20785.

In consideration of the agreements set forth below, the parties agree as follows:

1.0      SCOPE OF SERVICES

     Contractor shall furnish services to the Company as described in Exhibit A, attached hereto and incorporated herein by this reference (the "Services"). Contractor shall determine the method, details and means of performing the Services; provided, however, that all Services shall be performed by Gary S. Murray, II.

2.0      TERM

     The Effective Date of the Agreement shall be [Closing Date].

     The term of this Agreement ("Term") shall commence on the Effective Date and shall continue for a period of one year unless terminated by either party pursuant to paragraph 7 or extended by written mutual agreement of the parties.

3.0      CONSIDERATION

     Company shall pay to Contractor, as consideration for Contractor's complete performance of the Services the amount or rate specified in Exhibit A. Company shall reimburse Contractor for all reasonable expenses incurred in association with the performance of the Services and which are approved in advance by Company and consistent with Company's standard terms and procedures.

4.0      TAXES

     Contractor shall have sole responsibility for payment of any and all taxes incurred as a result of Contractor's compensation hereunder, including but not limited to, estimated, foreign, federal, state, and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws and for filing all required tax forms with respect to any amounts paid by Company to Contractor hereunder. Contractor further agrees to provide Company with proof of such payments upon demand. Contractor shall indemnify and hold Company harmless against any claim of liability, including penalties, damages or injuries suffered by Company resulting from failure of Contractor to pay such taxes or contributions, or failure of Contractor to file any such tax forms.

5.0      INVENTIONS, CREATIONS, IMPROVEMENTS OR OTHER DEVELOPMENTS

     Contractor shall disclose and does hereby assign to Company, its successors and assigns, any and all inventions, creations, improvements, or other developments, each whether patentable, copyrightable or not, which Contractor may hereafter make or assist in making and which result from the Services performed under this Agreement. Contractor hereby assigns to Company, its successors or assigns, any and all patents, copyrights, and applications therefore, both in the United States and in any foreign country, in connection with any such inventions, creations, improvements, or developments, and agrees to do, and cause its employees to do, at Company's sole cost and expense, any and all acts, and to execute any and all instruments, which Company may reasonably request to secure for itself, its successors or assigns, any rights relating to such inventions, creations, improvements, developments, patents, copyrights, or registrations.

6.0      CONFIDENTIALITY AND CONFLICTS

          6.1 Except as hereinafter specifically provided, all information disclosed by Company to Contractor pursuant to this Agreement shall be in confidence. Contractor shall not use such information, except as needed to perform his/her obligations under this Agreement, and shall take all reasonable precautions to prevent such information from being disclosed to third parties. All materials containing such information shall be returned to Company upon termination of this Agreement.

          6.2   The following information shall not be considered confidential:

               (a) Information which was known by Contractor as of the date of this Agreement;

               (b) Information which is publicly known as of the date of this Agreement;

               (c) Information which hereafter becomes publicly known, unless as a result of the fault of Contractor; and

               (d)  Information   which   Company   agrees  in  writing  is  not
                    confidential.

          6.3 In addition, all information and data developed by Contractor as a result of performing Services under this Agreement shall be transmitted by Contractor to Company, shall become the property of Company and shall likewise be regarded by Contractor as confidential, subject to the same exceptions as set forth above with respect to information disclosed to Contractor by Company, provided however, that Contractor shall only be required to treat such information and such data as confidential for a period of one year after the termination of this Agreement.

          6.5 During the term of this Agreement and for one year thereafter, Contractor will not engage in employment, consulting or otherwise provide services to a competing provider of internet access services.

7.0      TERMINATION


     This Agreement will terminate on the date in Section 2.0 (Term) or as set forth below. In such case, Company's obligation to Contractor for performance of the Services shall be limited to payment to Contractor of amounts due through the date of termination. The obligations of Contractor under Paragraphs 4.0, 5.0, 6.0, 8.0, 11.0, and 12.0 shall survive any termination of this Agreement.

          7.1 Automatic termination upon the occurrence of any of the following:

               (a)  Bankruptcy or insolvency of either party;

               (b)  Sale of the Company;

               (c)  Death of Gary S. Murray, II.

          7.2  Termination  for  Default:   If  either  party  defaults  in  the
          performance of this Agreement or materially breach any of the provisions, the non-breaching party may terminate this Agreement by giving written notice of such breach. Termination shall be effective five days from mailing such notice.

          7.3 Termination for Cause: The Company may terminate the Agreement for "Cause". For purposes of this Section 7.3, "Cause" means (i) fraud, embezzlement or acts of gross negligence or gross misconduct on the part of Contractor in the course of his or her employment or services,
          (ii) a Contractor's engagement in conduct that is materially injurious to the Company, (iii) a Contractor's conviction by a court of competent jurisdiction of, or pleading "guilty" or "no contest" to,
          (x) a felony, or (y) any other criminal charge (other than minor traffic violations) which could reasonably be expected to have a material adverse impact on the Company's or an Affiliate's reputation or business; (iv) public or consistent drunkenness by a Contractor or his illegal use of narcotics which is, or could reasonably be expected to become, materially injurious to the reputation or business of the Company or an Affiliate or which impairs, or could reasonably be expected to impair, the performance of Contractor's duties to the Company; or (v) willful failure by Contractor to follow the lawful directions of a superior officer or the Board. Contractor's decision not to accept a work location outside the Washington, D.C. metropolitan area shall not constitute "Cause."

8.0      IMPAIRING OBLIGATIONS

     Contractor agrees to devote such time as is necessary to the performance of the Services, as authorized by Company. Contractor may also perform Services or be employed by other clients provided such obligations would not in any material way prevent, limit or otherwise impair the providing of the Services to Company.

9.0      RELATIONSHIP OF PARTIES

     The relationship of Contractor to Company shall at all times be one of independent contractor, and neither party shall be nor represent itself to be an employee, agent, representative, partner or joint venturer of the other, nor shall either party have the right or authority to assume or create any obligation on behalf of or in the name of the other or to otherwise act on behalf of the other. Contractor shall not be entitled to any benefits accorded to Company's employees, including but not limited to, workers compensation, disability insurance, vacation, health benefits, 401K participation, or tuition reimbursement. Contractor shall be responsible for providing, at Contractor's sole expense, any disability or worker's compensation insurance required by applicable law, or any other required insurance as well as all licenses and permits usual and/or necessary for conducting the Services.

10.      ASSIGNMENT


     All covenants, stipulations, promises and other terms in this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors in interest, assignees and legal representatives. Contractor shall not assign this Agreement without the express written consent of Company.

11.      PERSONNEL ON PREMISES OF OTHER PARTY; INDEMNIFICATION

     All representatives of either party, while on the premises of, or designated by, the other party, shall comply with all reasonable rules and regulations established at such premises. Contractor hereby agrees to indemnify and hold harmless Company, and its officers, directors, agents and employees, from and against any and all liabilities, losses, damages, costs and expenses (including attorneys fees) on account of any claim, suit or action made or brought against Company, or its officers, directors, agents or employees, arising from any act of negligence or willful misconduct of Contractor, or related to any breach or failure of Contractor in connection with the Services.

12.      INFRINGEMENT

     Contractor warrants that, in rendering the Services hereunder, it shall not knowingly infringe any patent, copyright, trademark, trade secret, or other intellectual property right of any third party, and it shall use best efforts to avoid any such infringement. Contractor hereby agrees to defend Company against any claim of patent, copyright, trademark, trade secret, or other intellectual property infringement made against Company on account of the services rendered by Contractor. Contractor further agrees to indemnify and hold Company harmless against any loss, damage, award or expense (including reasonable attorneys fees) resulting from such a claim.

13.0     WAIVERS

     A waiver of any breach or default hereunder by any party shall not constitute the waiver of a subsequent breach or default of the same or a different provision of this Agreement.

14.0     INVALIDITY

     If any provision of this Agreement, shall be held to be invalid, illegal or unenforceable, that provision shall be deemed modified to the extent necessary to make it valid and operative, or if it cannot be so modified then it shall be severed, and the validity, legality or enforceability of the remaining provisions shall not be affected or impaired thereby.

15.0     ARBITRATION

     Should any dispute occur between the parties arising out of or related to this Agreement, that dispute shall be settled and determined by arbitration under the then current rules of the American Arbitration Association. The decision and award of the Arbitrator shall be final and binding and the award so rendered may be entered in any court having jurisdiction thereof. The arbitration shall be held and the award shall be deemed to be made in Kent County, Rhode Island. Further, all questions of law shall be decided in accordance with the laws of the State of Rhode Island.

16.0     COMPLETE UNDERSTANDING

     Each party acknowledges that it has read this Agreement and agrees that it is the complete and exclusive understanding between the parties.

"Contractor"                        " Company"
G2 Enterprises, Incorporated        ICOA, Inc.
                                    a Nevada corporation

By _________________________        By __________________________________
         Gary S. Murray, II
         President
[date]                              [date]

                                   APPENDIX A


SERVICES TO BE PROVIDED


Contractor shall provide business development and sales services as directed by the President of ICOA.





PAYMENTS TO CONTRACTOR

Contractor shall be paid bi-monthly at a rate of $10,000 per month.

Contractor shall also be paid a commission in the amount of six percent (6%) of the gross amount of any debt or equity investment in the Company made by , during the period ending one (1) year after the date of the Effective Date. Such commission shall be payable in cash upon the closing of such debt or equity investment.

Exhibit B -- Form of Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IS AVAILABLE.

                                 Promissory Note

$50,000                                                            May ___, 2005

FOR VALUE RECEIVED, ICOA, INC., a Nevada corporation having an office at 111 Airport Road, Warwick, Rhode Island 02889 (the "Company"), hereby promises to pay to Gary S. Murray, II (the "Holder"), an individual having an address at 8181 Professional Place, Landover, MD 20785 on July ____, 2005, or earlier upon acceleration or prepayment of this Note as provided herein, the principal sum of $50,000 without interest.

     All or some of the principal amount of this Note may be prepaid by the Company, without premium or penalty, at any time.

     All payments shall be made to the Holder in lawful currency of the United States of America to the address set forth above or such other address as to which the Holder shall notify the Company in writing three days prior to the due date hereof.

     If the Company shall fail to make a payment of principal when due and such failure shall continue for ten days after notice of such failure; or shall make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent or bankrupt, suffer an order for relief under any federal bankruptcy law, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for the Company or any substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statue of any jurisdiction, whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against the Company, which remains undismissed, unstayed or unbonded for a period of thirty days or more; or if the Company, by any act or omission shall indicate consent to, approve or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for all or any substantial part of its properties, or if the Company shall allow such custodianship, receivership, or trusteeship to continue undischarged, unstayed or unbonded for a period of thirty days or more, or the Company violates any term or provision of this Note and same remains uncured for a period of ten days after notice thereof by the Holder of this Note, then and in any such event, the outstanding principal amount of this Note, shall be and become immediately due and payable.

     All notices and other communications provided for herein shall be sent by registered or certified mail, return receipt requested, or by personal delivery or via a nationally recognized overnight courier to the Holder or the Company, at their respective addresses as set forth herein, or to such other address as to which either party may advise the other by notice given in accordance with this provision. All such notices shall be deemed given upon the earlier of receipt or within five business days of mailing if receipt is refused.

     The undersigned agrees to pay on demand all expenses of collecting and enforcing this Note, including, without limitation, reasonable expenses and fees of legal counsel, court costs and the cost of appellate proceedings.

     The provisions of this Note shall in all respects be construed according to, and the rights and liabilities of the parties hereto and shall in all respects be governed by, the laws of the State of Rhode Island. This Note shall be deemed a contract made under the laws of the State of Rhode Island to be fully performed therein, and the validity of this Note and all rights an liabilities hereunder shall be determined under the laws of said State without reference to the conflicts of laws provisions thereof.

     This Note may be amended only by a written instrument executed by the Company and the Holder.


     IN WITNESS WHEREOF, ICOA, Inc. has caused this Promissory Note to be executed in its corporate name by its Chief Financial Officer, thereunto duly authorized.

Dated:   May ___, 2005

                                                   ICOA, INC.

                                                   By:__________________________
                                                      Erwin Vahlsing, Jr.

Exhibit C -- Form of Registration Rights Agreement

                  REGISTRATION RIGHTS AND SHAREHOLDER AGREEMENT

         This REGISTRATION RIGHTS AND SHAREHOLDER AGREEMENT (this "Agreement") is entered into as of April __, 2005 by and among ICOA, Inc., a Nevada corporation (the "Company"), and the investors listed on Schedule I attached hereto (collectively, the "Investors").

                                 R E C I T A L S

         WHEREAS, the Investors have, pursuant to the terms of that certain Stock Purchase Agreement, dated as of April __, 2005, by and among the Company, Wise Technologies, Inc. and the Investors (the "SPA"), agreed to receive shares of common stock of the Company , the "Stock");

         WHEREAS, the Company has agreed to grant the Investors certain registration rights; and

         WHEREAS, the Company and the Investors desire to provide for the registration rights of the Investors on the terms and subject to the conditions herein set forth.

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.        DEFINITIONS

         Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the SPA. As used in this Agreement, the following terms have the respective meanings set forth below:

         "Commission": means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act;

         "Exchange Act":  means the Securities Exchange Act of 1934, as amended;

         "Holder":  means any holder of Registrable Securities;

          "Permitted Transferee" means (a) an Affiliate of an Investor, (b) any spouse, ancestor, descendant or other member of an Investor's immediate family, and any trust for the benefit of such Investor.

         "Person": means an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof;

         "register", "registered" and "registration": means a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

         "Registrable Securities": means (i) those shares of Common Stock issued or issuable pursuant to Paragraph 2 of the SPA and (ii) any Company Stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, such above-described securities;

         "Registration Expenses": means all expenses incurred by the Company in connection with a registration of Registrable Securities as described in Section 2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company);

         "Security" and "Securities":  shall have the meanings set forth in
Section 2(1) of the Securities Act;

         "Securities Act":  means the Securities Act of 1933, as amended; and

         "Selling Expenses": means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

SECTION 2.        REGISTRATION RIGHTS

         (a) Company Registration.

             (i) Inclusion in Registration. The Company will use its best efforts to file a statement registering the Registrable Securities within thirty days of the later of (a) the Closing Date or (b) the effective date of any registration of its equity securities which had been filed prior to the Closing Date.

         (b) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this
Section 2 shall be borne by the Company, except that all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered.

         (c) Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 2, the Company will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

             (i) keep such registration effective for a period of 120 days or until the Holders, as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs;

             (ii) furnish such number of prospectuses and other documents incident thereto as each of the Holders, as applicable, from time to time may reasonably request;

             (iii) use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

             (iv) cause all such Registrable Securities registered pursuant to this Section 2 to be listed on each securities exchange and trading system on which similar securities issued by the Company are then listed;

             (v) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

             (vi) notify each Holder of Registrable Securities covered by such registration at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         (d) Indemnification.

             (i) The Company will indemnify each of the Holders, as applicable, each of its officers, directors, members and partners (whether retired or currently serving), and each person controlling each of the Holders, with respect to each registration which has been effected pursuant to this Section 2, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any violation by the Company of the Securities Act, the Exchange Act or any applicable state securities laws, or any rule or regulation thereunder applicable to the Company, and will reimburse each of the Holders, each of such Holder's officers, directors, members and partners (whether retired or currently serving), and each person controlling each of the Holders, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to any Holder, to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, for use therein. Any amounts to be paid by the Company to any Holder pursuant to this Section 2(f) shall be so paid by the Company within 30 days after receipt by the Company from such Holder of appropriate documentation evidencing the incurrence by such Holder of any amounts to which it is entitled under this Section 2(f).

             (ii) Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each person who controls the Company against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder in writing, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company and such directors, officers, partners, persons or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold as contemplated herein.

             (iii) Each party entitled to indemnification under this Section 2(f)(the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

             (iv) If the indemnification provided for in this Section 2(f) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such

Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion (not to exceed an amount equal to the net proceeds to such Indemnifying Party of any securities sold as contemplated herein) as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

             (v) The foregoing indemnity agreement of the Company and Holders is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the "Final Prospectus"), such indemnity or contribution agreement shall not inure to the benefit of any underwriter or Holder if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

         (e) Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

         (f) Information by the Holders.

             (i) Each of the Holders holding securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 2.

             (ii) In the event that, either immediately prior to or subsequent to the effectiveness of any registration statement, any Holder shall distribute Registrable Securities to its partners or members (or retired partners or members) or other Affiliates thereof, such Holder shall so advise the Company and provide such information as shall be necessary to permit an amendment to such registration statement to provide information with respect to such partners, members and/or Affiliates, as selling security holders. Promptly following receipt of such information, the Company shall file an appropriate amendment to such registration statement reflecting the information so provided. Any incremental expense to the Company resulting from such amendment shall be borne by the Company.

         (g) Rule 144 Reporting.

         With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to:

             (i) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act ("Rule 144");

             (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

             (iii) so long as any Holder owns any Registrable Securities, furnish to such Holder upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

         (h) Assignment. The registration rights set forth in this Section 2 may be assigned, in whole or in part, only to Permitted Transferees; provided, however, that such Permitted Transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as an Investor hereunder whereupon such Permitted Transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such Permitted Transferee was originally included in the definition of an Investor herein and had originally been a party hereto.

         (i) Termination.

             (i) Notwithstanding anything to the contrary contained herein, this Agreement shall terminate, and its provisions shall have no force or effect, on the second anniversary of the date hereof.

         (j) Discontinuance. The Investors agree that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2(c)(vi), the Investors will, to the extent appropriate, discontinue their disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until their receipt of the copies of the supplemented or amended prospectus that shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made and, if so directed by the Company, will deliver to the Company all copies, other than permanent file copies, then in their possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

SECTION 3.        TRANSFER RESTRICTIONS

         (a) Transfer of Stock. Until one year from the date hereof, no Major Shareholder shall sell, give or transfer any shares of Common Stock other than to its Permitted Transferee in a transaction which qualifies as an exempt transaction under the Securities Act and the rules and regulations promulgated thereunder; provided, however, that such Permitted Transferee shall, as a condition to the effectiveness of such sale, gift or transfer, be required to execute a counterpart to this Agreement, whereupon such Permitted Transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such Permitted Transferee was originally included in the definition of a Investor herein and had originally been a party hereto in the same capacity as the transferor.

         (b) Notwithstanding the provisions of paragraph 3 (a), during the 180 days following the later of (i) Closing Date or (ii) the date the Registrable Shares are registered, the Major Shareholders (as a group) may sell, give or transfer that number of shares which is fifteen percent (15%) of the Registrable Securities.

         (c) Notwithstanding the provisions of paragraph 3 (a), commencing on a date which is 180 days after the later of (i) the Closing Date or (ii) the date the Registrable Shares are registered, in any thirty day period, the Major Shareholders (as a group) may sell, give or transfer that number of shares which is ten percent of the Registrable Securities.

SECTION 4.        MISCELLANEOUS

         (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Rhode Island (without giving effect to the choice of law principles thereof) which are applicable to contracts made and to be performed entirely within such State.

         (b) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

         (c) Notices.

             (i) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by a nationally recognized overnight courier or by registered or certified mail, postage prepaid:

                (A) if to an Investor, at the address or facsimile number of such Investor set forth on Schedule I attached hereto, or at such other address or facsimile number as the Investor may have furnished the Company in writing; and

                (B) if to the Company, at ICOA, Inc., 111 Airport Road, Warwick, RI 02889 (Fax: 401-352-2323), marked for the attention of the CFO, with a copy by email to evahlsing@icoacorp.com, or at such other address, facsimile number or email address as the Company may have furnished the Investors in writing, with a copy to Steven M. Harris, 2860 Filbert St., San Francisco, CA 94123 (Fax:
415-440-4535), with a copy by email to sharris@steveharris.net.

             (ii) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, with written confirmation of receipt, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

         (d) Successors and Assigns. Subject to Section 2 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

         (e) Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understanding of the parties hereto relating to the subject matter hereof and supersedes all prior agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with, unless otherwise set forth herein) the written consent of the Company and the Investors. Notwithstanding the terms of the immediately preceding sentence or any other provision herein, no such amendment or waiver may: (i) adversely effect the rights or preferences of any Investor in a manner materially different from the other Investors without the prior written consent of such Investor; (ii) increase the potential liabilities or obligations of any Investor without the prior written consent of such Investor; or (iii) increase the indemnity obligations of such Investor or decrease the indemnity protections for such Investor.

         (f) Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement, which shall remain in full force and effect.

         (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

         (h) Time is of the Essence. The Company acknowledges and agrees that time is of the essence in this contract, and that in entering into the SPA, the Investors are relying on the Company's agreement to satisfy each and every time deadline contained herein, subject to the conditions hereof.

         (i) Attorneys' Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.



                                   ICOA, INC.



                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:

                                      ------------------------------------------
                                      GARY S. MURRAY, II


                                      HUMANVISION TECHNOLOGY VENTURES, LLC

                                   By:__________________________________________
                                      Gary S. Murray, Sr., Manager of Managing
                                      Member


                                      ------------------------------------------
                                      AREATHER MURRAY



                                      [ADDITIONAL INVESTORS]

                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:

                                   SCHEDULE I

                                    Investors

Gary S. Murray, II
Human Vision Technology Ventures, LLC
Areather T. Murray
Each at

8181 Professional Place, Suite 200
Landover, MD 20785


With a  copy to
Robert A. Harris IV
Sack, Harris & Martin, P.C.
8270 Greensboro Drive
Suite 810
McLean, VA 22102
Fax : 703-883-0108

[Additional Investors]




















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                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I. DEFINITIONS........................................................1
         1.1      Defined Terms...............................................1
         1.2      Other Defined Terms.........................................6
         1.3      Interpretation Provisions...................................7
ARTICLE II. ACQUISITION OF SHARES.............................................7
         2.1      Directors and Officers......................................7
         2.2      Acquisition of Securities...................................7
         2.3      Immediate Consideration.....................................8
         2.4      Exchange of Certificates....................................8
         2.5      Certificate Not Surrendered by Holders of Shares
                  of Wise Common Stock........................................9
         2.6      No Transfers After the Effective Time.......................9
         2.7      Dissenting Shareholders.....................................9
         2.8      Taking of Necessary Action; Further Action..................9
         2.9      Wise Securities............................................10
ARTICLE III. REPRESENTATIONS AND WARRANTIES OF AND WISE AND SELLERS..........10
         3.1      Organization of Wise.......................................10
         3.2      Capitalization of Wise.....................................10
         3.3      Hart-Scott-Rodino..........................................11
         3.4      Authorization..............................................11
         3.5      Officers and Directors.....................................11
         3.6      Bank Accounts..............................................11
         3.7      Subsidiaries, Etc..........................................12
         3.8      Absence of Certain Changes or Events.......................12
         3.9      Title to Assets............................................14
         3.10     Sufficiency of Assets......................................14
         3.11     Fixtures and Equipment.....................................14
         3.12     Contracts..................................................15
         3.13     No Conflict or Violation; Consents.........................16
         3.14     Permits....................................................16
         3.15     Financial Statements; Books and Records....................17
         3.16     Liabilities................................................17
         3.17     Litigation.................................................17
         3.18     Labor Matters..............................................18
         3.19     Employee Benefit Plans.....................................18
         3.20     Transactions with Related Parties and Shareholders.........21
         3.21     Compliance with Law........................................21
         3.22     Intellectual Property......................................22
         3.23     Tax Matters................................................23
         3.24     Insurance..................................................25
         3.25     Accounts Receivable........................................25
         3.26     Inventory..................................................25
         3.27     Purchase Commitments and Outstanding Bids..................25
         3.28     Payments...................................................25
         3.29     Customers and Suppliers....................................26
         3.30     Environmental Matters......................................26
         3.31     Brokers; Transaction Costs.................................27

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         3.32     No Other Agreements to Sell Wise or the Assets.............27
         3.33 Interim Financing..............................................28
         3.34 Material Misstatements or Omissions............................28
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF ICOA...........................28
         4.1      Organization...............................................28
         4.2      Authorization..............................................28
         4.3      No Conflict or Violation; Consents.........................28
         4.4      No Brokers.................................................29
         4.5      Litigation.................................................29
         4.6      ICOA Common Stock..........................................29
         4.7      SEC Documents..............................................29
         4.8      Compliance with Law........................................29
         4.9      Liabilities................................................29
ARTICLE V. ACTIONS PRIOR TO THE CLOSING......................................30
         5.1      Conduct of Business........................................30
         5.2      Investigation by ICOA......................................32
         5.3      Notification of Certain Matters............................32
         5.4      No Alternative Transactions................................32
         5.5      Approval of Shareholders...................................33
         5.6      Dissenting Shares..........................................33
         5.7      Confidentiality............................................33
         5.8      Tax Treatment..............................................34
         5.9      Further Assurances.........................................34
         5.10     Purchaser Representative...................................34
         5.11     Additional Information.....................................34
ARTICLE VI. CONDITIONS TO OBLIGATIONS OF WISE AND SELLERS....................35
         6.1      Representations, Warranties and Covenants..................35
         6.2      Consents...................................................35
         6.3      No Actions or Court Orders.................................35
         6.4      Closing Documents..........................................35
         6.5      Opinion of Counsel.........................................35
         6.6      ICOA Material Adverse Change...............................35
         6.7      Shareholder Approval.......................................35
ARTICLE VII. CONDITIONS TO OBLIGATIONS OF ICOA...............................35
         7.1      Representations, Warranties and Covenants..................36
         7.2      Shareholder Approval.......................................36
         7.3      Approvals..................................................36
         7.4      No Actions or Court Orders.................................36
         7.5      Opinion of Counsel.........................................36
         7.6      Employees..................................................36
         7.7      Certificates...............................................36
         7.8      Closing Documents..........................................37
         7.9      Wise Material Adverse Change...............................37
         7.10     Wise Securities............................................37
         7.11     Outstanding Loans..........................................37
         7.12     Non-Foreign Affidavit......................................37
         7.13     Dissenter Rights...........................................37
         7.14     Shareholder Representative.................................37
         7.15     Securities Act Exemption...................................37

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         7.16     Financial Statements.......................................37
         7.17     Fully Diluted Common Stock Number..........................38
ARTICLE VIII. CLOSING........................................................38
         8.1      Deliveries by Sellers and Wise to ICOA.....................38
         8.2      Deliveries by ICOA to Sellers and Wise.....................38
ARTICLE IX. ACTIONS BY WISE, SELLERS, AND ICOA AFTER CLOSING.................38
         9.1      Books and Records; Tax Matters.............................38
         9.2      Non-Competition.  .........................................39
ARTICLE X. SURVIVAL; INDEMNIFICATION.........................................39
         10.1     Survival of Representations................................39
         10.2     Indemnification............................................39
         10.3     Offset.....................................................41
         10.4     No Right of Contribution...................................42
ARTICLE XI. MISCELLANEOUS....................................................43
         11.1     Termination................................................43
         11.2     Assignment; No Third Party Beneficiaries...................44
         11.3     Notices....................................................44
         11.4     Choice of Law..............................................45
         11.5     Entire Agreement; Amendments and Waivers...................45
         11.6     Counterparts...............................................45
         11.7     Invalidity.................................................45
         11.8     Expenses...................................................45
         11.9     Publicity..................................................45
         11.10    Legends....................................................45

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                                TABLE OF EXHIBITS


          Exhibit A                 Form of Independent Contractor Agreement
          Exhibit B                 Form of Note
          Exhibit C                 Form of Registration Rights and Shareholder
                                    Agreement
          Exhibit D                 [reserved]
          Exhibit E                 Form of Foreign Investment in Real Property
                                    Tax Act Affidavit
          Exhibit F                 List of Wise Shareholders and Fully Diluted
                                    Shares




                                    SCHEDULES

          1.1(a)                    Financial Statements
          2.1                       Post Closing Directors and Officers of Wise:

                                    Directors: Richard Schiffmann, Erwin
                                    Vahlsing

                                    President: Richard Schiffmann

                                    Vice-President: Erwin Vahlsing
          7.6                       Employees
          11.1                      Diligence Documents


















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